                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT

                                       BY

                                       AND

                                      AMONG

                             INTERGRAPH CORPORATION,

                  THE OTHER SELLING ENTITIES SPECIFIED HEREIN,

                          BENTLEY SYSTEMS, INCORPORATED

                                       AND

                            BENTLEY SYSTEMS EUROPE BV

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

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ARTICLE I                  DEFINITIONS..........................................................................     1
         1.1               Certain Definitions..................................................................     1
         1.2               Other................................................................................    11
ARTICLE II                 CLOSING; CONSIDERATION; LIABILITIES; ALLOCATION; AND LOCAL PURCHASING AGREEMENTS.....    12
         2.1               Time and Place of Closing............................................................    12
         2.2               Acquisition of the Acquired Assets...................................................    12
         2.3               Closing Deliveries by Bentley........................................................    14
         2.4               Closing Deliveries by the Selling Entities...........................................    15
         2.5               No Assumption of Liabilities.........................................................    17
         2.6               Tax Allocation.......................................................................    17
         2.7               Consents.............................................................................    17
         2.8               Non-Assignment of Third-Party License Agreements.....................................    17
ARTICLE III                REPRESENTATIONS AND WARRANTIES OF THE SELLING ENTITIES...............................    18
         3.1               Corporate Existence and Authority....................................................    18
         3.2               Authorization and Effect of Agreement, Etc...........................................    18
         3.3               No Violation.........................................................................    19
         3.4               Consents.............................................................................    19
         3.5               General Warranty.....................................................................    19
         3.6               Challenges To This Agreement.........................................................    19
         3.7               Financial Information................................................................    20
         3.8               Customer Discounts...................................................................    20
         3.9               Absence of Changes...................................................................    20
         3.10              Taxes................................................................................    20
         3.11              Disputes and Litigation..............................................................    20
         3.12              Environmental Matters................................................................    20
         3.13              Millennium Compliance................................................................    21
         3.14              Certain Relationships................................................................    21
         3.15              Title to Properties and Absence of Liens; Sufficiency of Assets......................    21
         3.16              Compliance with Law..................................................................    21
         3.17              Contracts............................................................................    21
         3.18              Employees............................................................................    22
         3.19              Employee Benefit Matters.............................................................    24
         3.20              Compliance with Export Laws..........................................................    25
         3.21              Inventories..........................................................................    25
         3.22              Intellectual Property................................................................    25
         3.23              Software.............................................................................    28
         3.24              Development and Protection of the Owned IP...........................................    29
         3.25              Brokers..............................................................................    31

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF BENTLEY............................................    31
         4.1               Corporate Existence and Authority....................................................    31
         4.2               Authorization and Effect of Agreement, Etc...........................................    31
         4.3               No Violation.........................................................................    32
         4.4               Consents.............................................................................    32
         4.5               Challenges To This Agreement.........................................................    32
         4.6               Brokers..............................................................................    32
ARTICLE V                  COVENANTS OF THE SELLING ENTITIES....................................................    33
         5.1               Consummation of Transactions.........................................................    33
         5.2               Conduct of Business..................................................................    33
         5.3               Preservation of Business.............................................................    33
         5.4               Access to Information................................................................    35
         5.5               Notification of Certain Matters......................................................    35
         5.6               Non-Solicitation.....................................................................    35
         5.7               Further Assurances; Transition Period................................................    35
         5.8               Non-Competition......................................................................    36
         5.9               Certain Employee Benefit Matters.....................................................    37
         5.10              Enforcement of Certain Contracts and Confidentiality Agreements......................    38
         5.11              Confidential Information.............................................................    38
         5.12              Assistance and Cooperation...........................................................    39
ARTICLE VI                 COVENANTS OF BENTLEY.................................................................    40
         6.1               Consummation of Transactions.........................................................    40
         6.2               Notification of Certain Matters......................................................    40
         6.3               Employment...........................................................................    40
         6.4               Trade Names and Service Marks........................................................    40
         6.5               Assistance and Cooperation...........................................................    41
         6.6               Transfer of Certain Non-U.S. Pension Assets..........................................    41
ARTICLE VII                MAINTENANCE..........................................................................    41
         7.1               Transferred Maintenance Revenues.....................................................    41
         7.2               Payment of Transferred Maintenance Revenues to Bentley and BSI Netherlands...........    42
         7.3               Renewed Maintenance Revenues.........................................................    42
         7.4               Foreign Currencies...................................................................    43
         7.5               CAD II Maintenance...................................................................    43
ARTICLE VIII               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BENTLEY...................................    44
         8.1               Representations and Warranties.......................................................    44
         8.2               Performance by Selling Entities......................................................    44
         8.3               Prohibitions, Restrictions and Litigation............................................    44
         8.4               Consents.............................................................................    44
         8.5               Lien Searches........................................................................    44
         8.6               Obtaining of Financing...............................................................    45

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                   (continued)

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         8.7               Certificate of the Selling Entities and Certain Officers.............................    45
         8.8               Absence of Material Adverse Change...................................................    45
         8.9               Closing Deliveries...................................................................    45
ARTICLE IX                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLING ENTITIES......................    45
         9.1               Representations and Warranties.......................................................    45
         9.2               Performance by Bentley...............................................................    45
         9.3               Prohibitions, Restrictions and Litigation............................................    45
         9.4               Consents.............................................................................    46
         9.5               Receipt of Consideration.............................................................    46
         9.6               Certificate of Bentley...............................................................    46
         9.7               Closing Deliveries...................................................................    46
ARTICLE X                  INDEMNIFICATION; OFFSET..............................................................    46
         10.1              Indemnification by Selling Entities..................................................    46
         10.2              Indemnification by Bentley...........................................................    48
         10.3              Satisfaction of Claims...............................................................    49
         10.4              Matters Which May Give Rise to Claims................................................    50
         10.5              Rights to Set-Off....................................................................    51
ARTICLE XI                 GENERAL..............................................................................    52
         11.1              Survival of Representations and Agreements...........................................    52
         11.2              Termination..........................................................................    52
         11.3              HSR Filings; Other Filings...........................................................    53
         11.4              Expenses of Transaction..............................................................    53
         11.5              Public Disclosure....................................................................    53
         11.6              Notices..............................................................................    54
         11.7              Assignment...........................................................................    54
         11.8              Amendments; Waivers, Etc.............................................................    54
         11.9              Governing Law........................................................................    55
         11.10             Consent to Jurisdiction..............................................................    55
         11.11             Specific Performance.................................................................    55
         11.12             Tax Matters..........................................................................    56
         11.13             Knowledge............................................................................    58
         11.14             Waiver of Bulk Sales Compliance......................................................    58
         11.15             Waivers of Deliveries or Conditions Precedent........................................    58
         11.16             Number and Gender....................................................................    59
         11.17             Section Headings, Schedules, Etc.....................................................    59
         11.18             Complete Agreement; Counterparts.....................................................    59
         11.19             Severability.........................................................................    59
         11.20             No Third Party Beneficiaries.........................................................    59

                                    EXHIBITS
                                    --------
Exhibit A         Form of General Bill of Sale, Assignment and Assumption Agreement
Exhibit B         Form of General Assignment, Conveyance and Assumption Agreement
                    (Closing Agreement)
Exhibit C         Form of Promissory Note
Exhibit D         Form of Security Agreement

Exhibit E         Form of Legal Opinion of Drinker Biddle & Reath LLP
Exhibit F         Form of Legal Opinion of Balch & Bingham LLP

                              DISCLOSURE SCHEDULES
                              --------------------
Schedule 1.1(a)   Computer Hardware and Peripherals
Schedule 1.1(b)   Assumed Liabilities
Schedule 1.1(c)   Intellectual Property Included in Civil, Raster and Plotting Products
Schedule 1.1(d)   Cross Licensed Assets
Schedule 1.1(e)   Trademark Registrations and Applications
Schedule 2.2(d)   Deferred Revenues
Schedule 2.6      Tax Allocation
Schedule 3.3      No Violation
Schedule 3.4(a)   Consents
Schedule 3.4(b)   Unrestricted Rights to Own, Use, Sell, etc., the Acquired Assets
Schedule 3.7      Financial Information
Schedule 3.8      Customer Discounts
Schedule 3.9      Absence of Changes
Schedule 3.10     Taxes
Schedule 3.11     Disputes and Litigation
Schedule 3.12     Environmental Matters
Schedule 3.13     Millenium Compliance
Schedule 3.15     Title to Properties and Absence of Liens
Schedule 3.17     List of Contracts
Schedule 3.18(a)  Transferred Employees; Union or Collective Bargaining Contracts
Schedule 3.18(f)  Employment and Other Agreements with Transferred Employees
Schedule 3.19(a)  Employee Welfare Benefit Plans
Schedule 3.19(b)  Employee Pension Benefit Plans
Schedule 3.19(c)  Employee Compensation Plans
Schedule 3.20     Compliance with Export Laws
Schedule 3.22(a)  Intellectual Property - Owned
Schedule 3.22(b)  Intellectual Property - Non-Owned
Schedule 3.22(e)  Exclusive Rights to Owned IP
Schedule 3.22(f)  Rights to Use Non-Owned IP
Schedule 3.22(g)  Rights to Develop, Use, Exploit, etc., Owned IP
Schedule 3.22(h)  Third Party Rights in Owned IP; Sufficiency of IP
Schedule 3.22(i)  List of Patents, Copyrights, Trademarks, etc.

                                TABLE OF CONTENTS

                                   (continued)

                                                                            Page
                                                                            ----

Schedule 3.23(b)  Software - Non-Owned
Schedule 3.24(a)  Development and Protection of Owned IP - Products Developed by Non-Employees, etc.
Schedule 3.24(b)  Development and Protection of Owned IP - Confidential and Proprietary
                  Nature of Software
Schedule 7.1      Transferred Maintenance Revenues

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 26, 2000, by and among INTERGRAPH CORPORATION, a Delaware corporation ("Intergraph"), each of the direct and indirect majority owned subsidiaries of Intergraph identified on the signature pages hereto (collectively with Intergraph, the "Selling Entities"), BENTLEY SYSTEMS, INCORPORATED, a Delaware corporation ("Bentley") and BENTLEY SYSTEMS EUROPE BV, a Netherlands corporation ("BSI Netherlands"). References herein to "Bentley" include, as the context requires, Bentley Systems, Incorporated and its direct and indirect majority owned subsidiaries.

                              W I T N E S S E T H:

         WHEREAS, the Selling Entities desire to sell and transfer to Bentley, and Bentley desires to purchase and acquire from the Selling Entities, the Acquired Assets (as defined below), all on the terms and conditions set forth in this Agreement; and

         WHEREAS, Bentley will assume the obligations under the Maintenance Agreements and perform such obligations on behalf of the Selling Entities, and in consideration thereof the Selling Entities will remit to Bentley a portion of the revenues accruing under the Maintenance Agreements, all in accordance with
Article VII hereof; and

         WHEREAS, the Acquired Assets represent a portion of the Selling Entities' business and the Selling Entities will continue all or portions of their remaining business and operations following the Closing (as defined below);

         NOW, THEREFORE, in consideration of the premises, the respective covenants, representations and warranties set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Certain Definitions. In addition to other terms defined in this Agreement, the following terms, as used herein, shall have the respective meanings set forth below:

         "Acquired Assets" shall mean all of the assets, properties and goodwill of every kind and description (tangible and intangible) that comprise the Civil, Raster and Plotting products, wherever located, and whether or not reflected in the Books and Records of the Selling Entities, to which, or in which, any of the Selling Entities have any right, title or interest as of the Closing Date by reason of ownership, use or otherwise, and the following assets which are directly or principally related to the Civil, Raster and Plotting products: (i) the Intellectual Property and any and all claims for damages and other relief by reason of any past infringement or misappropriation thereof; (ii) all third-party license agreements (including, without limitation, end-user license agreements for which any of the Selling Entities is the licensor or licensee); (iii) existing customer and supplier lists, end-user registration data and the serial number history, including the serial status (i.e., active, upgraded, void, internal or similar descriptions);
(iv) sales and promotional literature; (v) all computer hardware and peripherals (such as networking materials, printers, plotters and supplies) listed on
Schedule 1.1(a) which are used in connection with the development, maintenance and testing of the Intellectual Property; (vi) copies of personnel, financial and other Books and Records; (vii) inventories of finished products and all development work-in-progress, version upgrades, Software code (in any media), technical documentation, and of written software tools used for de-bugging, support and/or deployment; (viii) all electronic files containing training materials used in connection with the Civil, Raster and Plotting products; and
(ix) all customer trouble reports; provided, however, that the Acquired Assets shall not include the Excluded Assets.

         "Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified (for purposes of this definition, a Person will be deemed to have control of a corporation or other entity if it holds, directly or indirectly, a greater than 50% voting interest in that corporation or other entity).

         "Agreed Courts" shall have the meaning ascribed thereto in Section
11.10.

         "Assumed Liabilities" shall mean (a) all executory obligations of the Selling Entities pertaining to periods after the Closing with respect to the Maintenance Agreements and to all Contracts that are included in the Acquired Assets, in each case which are specifically identified as Assumed Liabilities in this Agreement and the Schedules, (b) the liabilities listed on Schedule 1.1(b) attached hereto, (c) each Selling Entity's liability to the Transferred Employees for accrued vacation up to one week for each U.S. Transferred Employee, or (d) performance of any valid warranty obligations of any of the Selling Entities for any of the Acquired Assets after Closing to the extent (i) such warranties are 90 days or less, or (ii) such warranties are greater than 90 days and are listed on Schedule 1.1(b).

         "Bentley" shall have the meaning ascribed thereto in the preamble.

         "Bentley 401(k) Plan" shall have the meaning ascribed thereto in
Section 5.9(e).

         "Bentley Indemnitees" shall have the meaning ascribed thereto in
Section 10.1.

         "Bentley Losses" shall have the meaning ascribed thereto in Section
10.1.

         "Books and Records" shall mean all accounting, financial reporting, Tax, business, marketing, corporate and other files, documents, instruments, papers, books and records, including without limitation, budgets, projections, ledgers, journals, titles, manuals, Contracts, agency lists, customer lists, supplier lists, reports, computer files, retrieval programs and operating data or plans, in each case relating to the Acquired Assets.

         "BSI Netherlands" shall have the meaning ascribed thereto in the preamble.

         "Business Day" shall mean a day on which federally chartered banks located in Philadelphia, Pennsylvania are required or authorized to open for business (other than a Saturday or Sunday).

         "CAD II Agreements" shall mean the following Contracts between the Selling Entities and the Government of the United States of America: the Facilities CAD-2 Contract (# N66032-93-D-0021); the NAVSEA CAD-2 Contract (# N66032-91-D-0003); and the NAVAIR CAD-2 Contract (# N66032-94-D-0012).

         "Civil" products shall mean all software products distributed by any of the Selling Entities at any time since January 1, 1997 and classified by any of the Selling Entities as part of their Civil software products including, without limitation, those software products and other items of Intellectual Property listed on Schedule 1.1(c) attached hereto.

         "Claim" shall have the meaning ascribed thereto in Section 10.3.

         "Closing" shall mean those events which occur on the Closing Date for the purpose of consummating the transactions contemplated by this Agreement in accordance with Article II.

         "Closing Date" shall mean the date on which the Closing occurs.

         "COBRA" shall mean the Congressional Omnibus Budget Reconciliation Act of 1985, together with any amendments and supplements thereto, providing for health care continuation coverage under Section 4980B of the Code or Section 601 et seq. of ERISA.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended, including without limitation any successor revenue code of the United States federal government, together with the rules and regulations promulgated thereunder.

         "Consideration" shall have the meaning ascribed thereto in Section 2.2(c).

         "Consents" shall mean consents, waivers, permits, clearances, approvals and other authorizations.

         "Contract" shall mean any binding contract, agreement, understanding, lease, sublease, license, sublicense, distribution agreement, promissory note, evidence of indebtedness, indenture, instrument, mortgage, insurance policy, annuity or other binding commitment, whether written or oral.

         "Cross-License Agreement" shall mean the Cross-License Agreement, dated as of the Closing Date, between the Selling Entities and Bentley, pursuant to which the Selling Entities, on the one hand, and Bentley, on the other hand, will grant a worldwide, non-exclusive, perpetual, royalty-free license to the other with respect to certain intellectual property identified on Schedule 1.1(d) attached hereto.

         "Developer" shall have the meaning ascribed thereto in Section 3.24(a).

         "DOJ" shall have the meaning ascribed thereto in Section 11.3.

         "Employee Pension Benefit Plans" shall have the meaning ascribed thereto in Section 3.19(b).

         "Employee Welfare Benefit Plans" shall have the meaning ascribed thereto in Section 3.19(a).

         "Engagement Period" shall have the meaning ascribed thereto in Section 3.24(a).

         "Environmental Laws" shall mean (a) all Legislative Enactments and Official Actions relating to industrial hygiene, environmental protection, air emissions, water discharges, or the use, analysis, manufacture, transportation, generation, handling, treatment, storage or disposal of any Hazardous or Toxic Substances or the cleanup or remediation of any contamination, together with all rules and regulations promulgated with respect to any of the foregoing; and (b) all Legislative Enactments and Official Actions with respect to property transfer limitations with respect to Hazardous or Toxic Substances, whether or not conditioned upon disclosure or upon permit or approval. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the
Hazardous Materials Transportation Law (49 U.S.C. Sections 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Oil Pollution Act (33
U.S.C. Sections 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sections 11001 et seq.), the Occupational
Safety and Health Act (29 U.S.C. Sections 651 et seq.), each as amended from time to time, and all other state and local laws, rules, regulations and policies analogous to any of the above.

         "Environmental Liabilities" shall mean any obligation or liability arising under or relating to an applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "European Transferred Maintenance Revenues" shall have the meaning ascribed thereto in Section 7.2.

         "Excluded Assets" shall mean any asset not used by the Selling Entities in connection with the Civil, Raster or Plotting product lines or which are owned by the Selling Entities and licensed to Bentley under the Cross-License Agreement, including, without limitation, the following: (a) any cash held by the Selling Entities; (b) any accounts receivable of the Selling Entities including, without limitation, all income, royalties and payments accrued by the Selling Entities as of the Closing with respect to the Acquired Assets; (c) the certificate of incorporation, bylaws, corporate seal, minute books, stock certificates and stock record books, and stock transfer ledgers of the Selling Entities; (d) any general corporate or administrative assets or services furnished by the Selling Entities for the benefit of all of its business units, subsidiaries or divisions, including, without limitation, accounting and legal support and the services; (e) employee benefit agreements, plans or arrangements maintained by the Selling Entities;
(f) Tax Returns and such other tax returns and reports, general ledgers and any other books, records, files or correspondence not directly and exclusively pertaining to the Acquired Assets; (g) personnel Books and Records not relating to the Transferred Employees; (h) subject to Section 6.4, the name and mark "Intergraph Corporation"; (i) all Contract rights relating to the CAD II Agreements; (j) all Contracts related to real property of the Selling Entities;
(k) any capital stock of Bentley held by the Selling Entities; (l) all real property of the Selling Entities; (m) any of the Selling Entities' right, title and interest in and to its pending or future claims against Intel Corporation, including all of the Selling Entities' rights to sue or make claims for any past or present conduct, action or omission of Intel Corporation; (n) except to the extent set forth in Section 7.1, the Selling Entities' right, title and interest in and to the Maintenance Agreements; and (o) the source and object code for ImageScape Draft and Pixel Pro.

         "Expiration Date" shall have the meaning ascribed thereto in Section
7.1.

         "FTC" shall have the meaning ascribed thereto in Section 11.3.

         "GAAP" shall mean generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Financial Accounting Standards Board or other appropriate board or committee; and which are consistently applied for all periods so as to fairly reflect the financial condition, the results of operations and the cash flows of the relevant Person or Persons.

         "Hazardous or Toxic Substances" shall mean: all elements, compounds, substances, matrices or mixtures ("Materials or Substances") that are hazardous, toxic, ignitable, reactive or corrosive including without limitation the following: (i) all Materials or Substances (whether or not wastes, contaminants or pollutants) that are or become regulated by any of the Environmental Laws;
(ii) all Materials or Substances which are or become defined or described by any of the Environmental Laws as "hazardous" or "toxic" or a "pollutant," "contaminant," "hazardous waste," "extremely hazardous waste," "acutely hazardous waste" or "acute hazardous waste;" and (iii) petroleum, including crude oil or any fraction thereof, asbestos, including asbestos containing materials, and polychlorinated biphenols.

         "HIPAA" shall mean the health insurance obligations imposed by Section 9801 of the Code and Part 7 of Subtitle B of Title I of ERISA.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         "Indemnified Party" shall have the meaning ascribed thereto in Section 10.3.

         "Indemnifying Party" shall have the meaning ascribed thereto in Section 10.3.

         "Initial Updated Schedule of Transferred Maintenance" shall have the meaning ascribed thereto in Section 7.1.

         "Intellectual Property" shall mean and include all rights, title, and interests in the following items which are directly or principally related to the Civil, Raster and Plotting products, except for such items as are owned by the Selling Entities and licensed to Bentley under the Cross-License Agreement:
(a) domestic and foreign patents (including, without limitation, certificates of invention, utility models and other patent equivalents), and all provisional applications, patent applications, and patents issuing therefrom, as well as any division, continuation, continuation in part, reissue, extension, re-examination certification, revival or renewal of any patent, all inventions and subject matter relating to such patents, in any and all forms, and all patents and applications for patents relating to such patents, (b) domestic and foreign trademarks, trade dress, service marks, trade names, icons, logos and slogans and any other indicia of source or sponsorship of goods and services, designs and logotypes related thereto, and all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications), including those registrations and applications listed in Schedule 1.1(e) hereto, (c) copyrightable works and copyright interests in and to the Civil, Raster and Plotting products and related materials included in the Acquired Assets, including, without limitation, all common-law rights, all registered copyrights and all rights to register and obtain renewals and extensions of copyright registration, together with all copyright interests accruing by reason of international copyright conventions,
(d) Inventions, (e) Software and other works of authorship, (f) Trade Secrets,
(g) Know-How, (h) all rights necessary to prevent claims of invasion of privacy, rights of publicity, defamation, or any other causes of action arising out of the use, adaptation, modification, reproduction, distribution, sales or display of the Software, (i) except as provided in Section 7.1, all income, royalties, damages and payments accrued after the Closing with respect to the Software and all other rights thereunder, (j) all rights to use all of the foregoing forever or for the applicable term of each right, (k) to the extent material to the Civil, Raster or Plotting products, processes, designs, formulas, semiconductor mask works, industrial models, engineering and technical drawings, prototypes, improvements, discoveries, technology, data and other intellectual or intangible property and/or proprietary rights or interests of the Selling Entities (and all goodwill associated therewith), and (l) all rights to sue for past, present or future infringement, misappropriation or other violations or impairments of any of the foregoing enumerated in subclauses (a) through (k) above, and to collect and retain all damages and profits therefor.

         "Intergraph 401(k) Plan" shall have the meaning ascribed thereto in
Section 5.9(e).

         "Intergraph Indemnitees" shall have the meaning ascribed thereto in
Section 10.2.

         "Intergraph Losses" shall have the meaning ascribed thereto in Section 10.2.

         "Inventions" means all novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, designs, expressions, theories and ideas (including improvements and modifications thereof through the date hereof) directly or principally relating to the Civil, Raster and Plotting products, whether or not patentable.

         "IRS" shall mean the United States Internal Revenue Service.

         "Know-How" shall mean all scientific, engineering, mechanical, electrical, marketing or practical knowledge and/or experience used directly or principally in connection with the Civil, Raster or Plotting products of the Selling Entities.

         "Legal Expenses" of a Person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind (including attorneys' and experts' fees) incurred by a Person and its counsel in investigating, preparing for, prosecuting, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted Claim.

         "Legislative Enactments" shall mean domestic, foreign and international laws (including without limitation common law), treaties, ordinances, regulations and rules at any international, national, federal, state, local or regional level, both as presently existing and as may become effective in the future.

         "Lien" shall mean any lien, mortgage, security interest, tax lien, financing statement, pledge, assessment, lease, sublease, adverse claim, levy, charge, hypothecation or other encumbrance of any kind or nature whatsoever including without limitation any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Local Purchasing Agreement" shall mean any existing local purchasing agreement between Bentley or an Affiliate thereof and Intergraph or an Affiliate thereof which entitles Intergraph or an Affiliate thereof to resell Bentley software products.

         "Losses" shall have the meaning ascribed thereto in Section 10.1.

         "Maintenance Agreements" shall mean any and all written maintenance agreements containing obligations on the part of any of the Selling Entities to provide maintenance services for any of the Civil, Raster or Plotting products.

         "Materials or Substances" shall have the meaning ascribed thereto in the definition of Hazardous or Toxic Substances.

         "MCO Date" shall mean December 1, 2000.

         "Millennium Compliant" shall mean, with respect to particular Software, that:

                  (i) The functions, calculations, and other computing processes of such Software (collectively, "Processes") perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Software, whether before, on, or after January 1, 2000, and whether or not the dates are affected by leap years;

                  (ii) Such Software accepts, stores, sorts, extracts, sequences, and otherwise manipulates date inputs and date values, and returns and displays date values, in an accurate manner regardless of the dates used, whether before, on, or after January 1, 2000;

                  (iii) Such Software has functioned and will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input thereto, whether before, on, or after January 1, 2000;

                  (iv) Such Software accepts and responds to two (2) digit year and four (4) digit year date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and accurate manner;

                  (v) Such Software displays, prints, and provides electronic output of date information in ways that are unambiguous as to the determination of the century, and all internal fields use (4) digit year date input; and

                  (vi) Such Software has been tested by the party making the millennium compliance warranty to determine whether such Software is Millennium Compliant. Such party shall deliver the test plans and results of such tests upon written request from the other party. Such party shall notify the other immediately of the results of any tests or any claim or other information that indicates that such Software is not Millennium Compliant.

         "Miscellaneous Software Components" shall have the meaning ascribed thereto in the definition of "Software."

         "Non-Compete Covenant" shall mean any agreement, provision, covenant or obligation that limits or restricts in any manner whatsoever (whether during any particular period of time from and after the Closing Date, in certain geographic areas or otherwise) the ability of any of the Selling Entities, any of their Affiliates or any of the Transferred Employees (a) to engage in any line of business or to sell any products or services, or (b) to compete with or to obtain products or services from any Person, in each case during any period of time after the Closing Date.

         "Non-Owned IP" shall have the meaning ascribed thereto in Section 3.22(b).

         "Non-Owned Software" shall have the meaning ascribed thereto in Section 3.23(b).

         "Note" shall have the meaning ascribed thereto in Section 2.2(c)(ii).

         "Official Action" shall mean any domestic or foreign decision, order, writ, injunction, decree, judgment, award or any determination, both as presently existing or as may become effective in the future, by any Tribunal.

         "Owned IP" shall have the meaning ascribed thereto in Section 3.22(a).

         "Owned Software" shall have the meaning ascribed thereto in Section 3.23(a).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, an agency of the United States government.

         "Permitted Civil Products" shall have the meaning ascribed thereto in
Section 5.8.

         "Permitted Plotting Products" shall have the meaning ascribed thereto in Section 5.8.

         "Person" shall mean any natural person, corporation, limited liability company, general partnership, limited partnership, joint venture, proprietorship, trust, association, unincorporated association, Tribunal or other entity of any kind.

         "Plan Asset Transfer" shall have the meaning ascribed thereto in
Section 5.9(e).

         "Plotting" products shall mean all software products distributed by any of the Selling Entities at any time since January 1, 1997 and classified by any of the Selling Entities as part of their Plotting software products including, without limitation, those software products and other items of Intellectual Property listed on Schedule 1.1(c) attached hereto.

         "Preliminary Note Amount" shall have the meaning ascribed thereto in
Section 7.1.

         "Prime Rate" shall mean a fluctuating rate of interest equal to the prime rate or reference rate of interest announced or published from time to time in the Wall Street Journal on the first business day in each month; provided, however, that in no event shall such interest rate exceed the maximum rate of interest allowed by applicable law.

         "Quoted Prices" shall have the meaning ascribed thereto in Section 7.3.

         "Raster" products shall mean all software products distributed by any of the Selling Entities at any time since January 1, 1997 and characterized by any of the Selling Entities as the IRAS B, IRAS E or ImageScape Edit software products, including, without limitation, those items of Intellectual Property listed on Schedule 1.1(c) attached hereto.

         "Renewed Maintenance Revenues" shall have the meaning ascribed thereto in Section 7.3.

         "Request" shall have the meaning ascribed thereto in Section 10.3.

         "Schedule of Transferred Maintenance" shall have the meaning ascribed thereto in Section 7.1.

         "Schedules" shall mean the disclosure Schedules attached to this Agreement.

         "Second Updated Schedule of Transferred Maintenance" has the meaning ascribed thereto in Section 7.1.

         "Selling Entities" shall mean those Persons listed as Selling Entities on the signature pages hereof, and "Selling Entity" shall mean any of such Persons.

         "Software" shall mean the expression of an organized set of instructions in a natural or coded language, including without limitation, compilations and sequences, which is contained on a physical media of any nature (e.g., written, electronic, magnetic, optical or otherwise) and which may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a certain purpose, as well as any related documentation for such set of instructions. The term shall include, without limitation, computer programs in source and object code, test or other significant data libraries, documentation for computer programs, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment, and any of the following ("Miscellaneous Software Components") which is contained on a physical media of any nature and which is used in the design, development, modification, enhancement, testing, installation, use, maintenance, diagnosis or assurance of the performance of a computer program: narrative descriptions, notes, specifications, designs, flowcharts, parameter descriptions, logic flow diagrams, masks, input and output formats, file layouts, database formats, test programs, test or other data, user guides, manuals, installation and operating instructions, diagnostic and maintenance instructions, source code, object code and other similar materials and information.

         "Statement of Net Revenues" shall have the meaning ascribed thereto in
Section 2.2(b).

         "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, any federal, state, local or foreign income, receipts, ad valorem, value added, purchases, premium, excise, real property, personal property, windfall profit, sales, stamp, use, consumption, licensing, withholding, employment, payroll, share, capital, surplus, franchise, occupational, net proceeds, estimated, alternative or add-on minimum, production, severance, lease, excise, duty, net worth, transfer, fuel, excess profits, interest equalization or other taxes of any kind whatsoever, and any recording, registration or notary fees, together with any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with, any such tax or any contest or dispute thereof; "Tax" means any of the foregoing.

         "Tax Return" shall mean any report, return, information returns, estimates or other information, including any schedule or attachment thereto, required to be supplied to, or filed with, the IRS or any other taxing authority, and any amendment thereto, with respect to Taxes.

         "Third-Party Matter" shall have the meaning ascribed thereto in Section 10.4(a).

         "Trade Secrets" shall mean any formula, design, idea, manufacturing and production processes and techniques, specifications, copyrightable works, financial, marketing and business data, customer and supplier lists and information, device or compilation of information which directly or principally comprises a part of the Civil, Raster or Plotting products, which may give the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public. Trade Secrets can include, by way of example, Software (including, without limitation, source code for the Owned Software), information contained on drawings and other documents, and information relating to the research, development, testing, marketing plans, business strategy, finances or employees of a business.

         "Transferred Maintenance Revenues" shall have the meaning ascribed thereto in Section 7.1.

         "Transaction Taxes" shall mean any federal, state, foreign or local transfer, sales, use, value added tax (VAT), registration tax, consumption tax, documentary stamp, conveyance or any other similar Taxes, together with any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any such Transaction Taxes or any contest or dispute thereof, and any recording, and any registration or notary fees, in each case arising solely out of the sale, conveyance, transfer and/or delivery of the Acquired Assets to Bentley and the assumption of the Assumed Liabilities by Bentley.

         "Transferred Employee" has the meaning ascribed to it in Section
3.18(a).

         "Tribunal" shall mean any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any foreign or domestic state, province, commonwealth, nation, territory, possession, country, parish, town, township, village or municipality.

         "VAT" shall have the meaning ascribed thereto in Section 11.12(b).

         "WARN Act" shall mean the Federal Workers Adjustment and Retraining Act, P.L. 100-379, 102 Stat. 890.

         1.2 Other. All references in this document to this "Agreement" include all documents, Schedules and Exhibits referred to herein. All terms defined in this Agreement shall have such meanings ascribed thereto when used in any certificate, Schedule, exhibit, report or other document made or delivered pursuant to this Agreement, unless the context shall otherwise clearly require.


                                   ARTICLE II

CLOSING; CONSIDERATION; LIABILITIES; ALLOCATION; AND LOCAL PURCHASING AGREEMENTS

         2.1 Time and Place of Closing. The Closing will take place on such date as shall be mutually agreed upon by the parties, at 10:00 A.M., local time, at the offices of Drinker Biddle & Reath LLP, One Logan Square, Eighteenth and Cherry Streets, Philadelphia, PA 19301 (the "Closing Date"). The Closing shall be effective as of 11:59 P.M. on the date hereof.

         2.2 Acquisition of the Acquired Assets.

                  (a) At the Closing of this Agreement and subject to Article VII hereof (Maintenance), the Selling Entities shall sell, assign, deliver and transfer to Bentley, and Bentley shall purchase from the Selling Entities, all rights, title and interests in and to the Acquired Assets, and Bentley will assume the Assumed Liabilities. Physical delivery of the Acquired Assets to Bentley or BSI Netherlands, as applicable, generally will be made at the current location of each Acquired Asset or as otherwise provided in the General Bill of Sale. At the Closing, the Selling Entities, Bentley and BSI Netherlands shall execute and deliver a General Bill of Sale, Assignment and Assumption Agreement, substantially in the form of Exhibit A (the "General Bill of Sale"), with respect to the transfer and conveyance of the applicable Acquired Assets pursuant thereto and the assumption of any related Assumed Liabilities. In connection with the transfer and conveyance of the remaining Acquired Assets and the assumption of the remaining Assumed Liabilities at the Closing, each applicable Selling Entity and Bentley or BSI Netherlands, as applicable, shall execute and deliver a Closing Agreement or such other agreements as are appropriate in any applicable foreign jurisdiction to consummate the transactions contemplated thereby (together with all instruments of transfer, conveyance and assignment and other documents attached thereto or referred to therein, the "Closing Agreement"), substantially in the form attached hereto as Exhibit B, as such form shall be revised to the extent required to reflect applicable law.

                  (b) Intergraph shall deliver or cause to be delivered to Bentley a report of its auditors, Ernst & Young LLP, which report shall be prepared in accordance with procedures mutually agreed upon by Bentley, Intergraph and such auditors and shall set forth Intergraph's calculation of the net license revenues of each of the Civil, Raster and Plotting products for the year ended December 31, 1999, net of any third party costs and not including revenues derived from sales of the MicroStation product (the "Statement of Net Revenues"). The Statement of Net Revenues shall be prepared in accordance with GAAP. Bentley or its auditors shall be entitled to review the Selling Entities' records and the auditor's work on which the Statement of Net Revenues is based. The parties shall use the Statement of Net Revenues as the basis for calculating the cash portion of the consideration for the Acquired Assets. The costs incurred in the preparation and delivery of the Statement of Net Revenues shall be shared equally by Bentley and Intergraph.

                  (c) The consideration for the Acquired Assets shall be payable by Bentley and BSI Netherlands to Intergraph for itself and on behalf of the other Selling Entities, as follows (the "Consideration"):

                           (i) At the Closing, Bentley will pay, by wire transfer, an aggregate amount equal to the license revenues attributable to the Civil, Raster and Plotting products for 1999 as reflected in the Statement of Net Revenues, net of the set-offs or adjustment, if any, provided for in sections 2.2(d) and (e) below, such amount to be allocated among the Acquired Assets and to the Selling Entities as indicated on Schedule 2.6;

                           (ii) At the Closing, Bentley will issue a secured promissory note in substantially the form of Exhibit C attached hereto (the "Note"), the principal amount of which shall equal the Preliminary Note Amount (subject to adjustment as provided below). The Note will be secured pursuant to a Security Agreement substantially in the form of Exhibit D attached hereto (the "Security Agreement). On the three-month anniversary of the MCO Date, the principal balance of the Note shall be adjusted up or down, effective as of the date of the Note, from the Preliminary Note Amount to an amount equal to 1.5 times the adjusted Transferred Maintenance Revenues. If the Selling Entities deliver the Second Updated Schedule of Transferred Maintenance pursuant to Section 7.1, then on the six-month anniversary of the MCO Date, the principal balance of the Note shall be adjusted up or down, effective as of the date of the Note, from the Preliminary Note Amount (after giving effect to the adjustment referred to in the immediately preceding sentence and to all payments made prior to such adjustment) to an amount equal to
         1.5 times the adjusted Transferred Maintenance Revenues. On the 14-month anniversary of the MCO Date, the principal balance of the Note shall be increased, as of the first anniversary of the MCO Date, by an amount equal to (x) 1.5 times the Renewed Maintenance Revenues, plus (without duplication) (y) 1.5 times the revenues attributable to the renewed CAD II Maintenance Agreements (i.e. those agreements with Intergraph) for the 12 month period following the MCO Date, and the remaining payments under the Note will be accordingly adjusted to amortize the balance of the Note in equal quarterly payments for the remaining term thereof. The calculation of the Note based on that portion of Transferred Maintenance Revenues and Renewed Maintenance Revenues paid in foreign currencies shall be in accordance with Section 7.4.

                  (d) The following items may be set off by Bentley at the Closing against the cash portion of the Consideration payable pursuant to
Section 2.2(c)(i) above: (i) the amount of the liabilities assumed by Bentley in respect of accrued vacation and other paid time off of Transferred Employees as of the Closing Date; (ii) $219,600 in consideration of Bentley's obligation to recognize service time of non-U.S. Transferred Employees pursuant to Section 6.3; (iii) the amount of deferred revenues, if any, collected by the Selling Entities and relating to periods after the Closing on account of licenses of the Civil, Raster and/or Plotting products, all of which are set forth on Schedule 2.2(d); (iv) the amount of deferred revenues, if any, collected by the Selling Entities and relating to periods after the first anniversary of the MCO Date on account of Maintenance Agreements, all of which are set forth on Schedule 2.2(d); and (v) the amount of prepayments received by the Selling Entities in respect of customer orders received but not fulfilled by the Selling Entities for any of the Civil, Raster or Plotting products on or prior to Closing.

                  (e) If at any time within 18 months following the Closing, Bentley claims that the Statement of Net Revenues contains any mistakes or errors, it shall notify Intergraph of such mistakes or errors and the parties shall in good faith attempt to resolve any such discrepancies. If after such good faith efforts the parties are unable or unwilling to resolve said discrepancies, Bentley may, at its expense, engage a reputable public accounting firm to initiate and perform an audit of the Statement of Net Revenues in accordance with generally accepted auditing standards. Intergraph shall, and shall cause its auditors to, cooperate fully with such audit. Upon completion of such audit, Bentley shall deliver to Intergraph the Statement of Net Revenues, with such adjustments thereto as Bentley's auditors shall deem necessary to correct any mistakes or errors found as a result of the conduct of its audit. If such adjustments result in a downward adjustment to the Consideration equal to 5% or more of the Consideration based on 1999 license revenues, then Intergraph on behalf of itself and the other Selling Entities, shall pay the amount of such adjustment plus costs of the audit to Bentley or BSI Netherlands, respectively. If such adjustments result in an upward adjustment to the Consideration equal to 5% or more of the Consideration based on 1999 license revenues, then Bentley or BSI Netherlands, as applicable, shall pay such amount to Intergraph on behalf of itself and the other Selling Entities, and Bentley shall pay the cost of its auditors. If the adjustments resulting from the audit do not result in either a downward or upward adjustment to the Consideration equal to at least 5% of the Consideration, then no payments are due to any party under this Section 2.2(e) and Bentley shall pay the cost of its auditors. Payments made pursuant to this
Section 2.2(e), if any, shall be made by wire transfer of immediately available funds to an account designated by the party receiving such payment within ten
(10) business days following Bentley's delivery of the proposed adjustments to Intergraph, together with interest thereon at the rate of 8% per annum. If the parties cannot agree after 30 days on the correct amount of the 1999 license revenues, the two auditing firms involved in the audit and, if necessary, a third auditing firm selected by them, shall determine a compromise resolution within 30 days and their joint determination shall be final and binding. If no audit of the Statement of Net Revenues is initiated pursuant to this Section 2.2(e), the Statement of Net Revenues shall not be subject to review or adjustment.

         2.3 Closing Deliveries by Bentley. At the Closing, Bentley shall deliver to Intergraph the following:

                  (a) The Consideration specified in Section 2.2, together with the Security Agreement and any Uniform Commercial Code financing statements as Intergraph may reasonably request, in each case duly executed by Bentley;

                  (b) A copy of the resolutions of the Board of Directors of Bentley authorizing the execution, delivery and performance by Bentley of this Agreement and of the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or Assistant Secretary (or other appropriate officer) of Bentley;

                  (c) A certificate of good standing as of a recent date from the Secretary of State of the State of Delaware;

                  (d) Duly executed certificates of the Secretary or Assistant Secretary of Bentley, certifying as of the Closing Date as to the incumbency and signature of the officer of Bentley who has executed this Agreement and the documents delivered at such Closing on behalf of Bentley,

                  (e) The General Bill of Sale, duly executed by Bentley and BSI Netherlands;

                  (f) Assignments of the Intellectual Property, duly executed by Bentley;

                  (g) The Cross-License Agreement, duly executed by Bentley;

                  (h) The Master Agreement for Local Purchasing and SELECT Partner Agreements between Bentley and the Selling Entities (the "Master Agreement"), duly executed by Bentley, or, if appropriate, new Local Purchasing Agreements to be agreed upon by the parties;

                  (i) The Closing Agreements, duly executed by Bentley or BSI Netherlands, as applicable;

                  (j) A duly executed legal opinion of Drinker Biddle & Reath LLP, Bentley's legal counsel as to the matters set forth on Exhibit E attached hereto; and

                  (k) Other documents or instruments as the Selling Entities may reasonably request.

         2.4 Closing Deliveries by the Selling Entities. At the Closing, the applicable Selling Entity shall deliver to Bentley the following:

                  (a) A copy of its Certificate of Incorporation or equivalent document (as in effect on the Closing Date), certified as of a recent date to the Closing Date by the Secretary of State or similar governmental authority of the jurisdiction of its incorporation or organization; provided, however, that any Selling Entity other than Intergraph may instead deliver a certification by its Secretary or Assistant Secretary (or other appropriate officer) with respect to its Certificate of Incorporation or equivalent document (as in effect on the Closing Date) to the extent obtaining a certification by the Secretary of State or similar governmental authority of its jurisdiction of incorporation or organization would delay the Closing or result in an inordinate expense;

                  (b) A copy of its Bylaws (as in effect on the Closing Date), certified as of the Closing Date by the Secretary or Assistant Secretary (or other appropriate officer) of such Selling Entity;

                  (c) A copy of all resolutions adopted by its Board of Directors; authorizing the execution, delivery and performance by such Selling Entity of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or Assistant Secretary (or other appropriate officer) of such Selling Entity;

                  (d) Appropriate evidence of all Consents;

                  (e) A certificate of good standing as of a recent date (i) with respect to Intergraph, from the Secretary of State of the States of Delaware and Alabama, and with respect to all other Selling Entities, from the appropriate governmental authorities in their respective jurisdictions of incorporation or organization (to the extent such a concept so exists there), and (ii) from the appropriate governmental authorities in all other jurisdictions where the nature of the Acquired Assets requires the Selling Entities to be qualified as foreign corporations; provided, however, any Selling Entity other than Intergraph may instead deliver a certification by its Secretary or Assistant Secretary (or other appropriate officer) of its good standing or foreign qualification to the extent obtaining a certificate of good standing or foreign qualification from the appropriate governmental authorities would delay the Closing or result in an inordinate expense;

                  (f) Duly executed certificates of the Secretary or Assistant Secretary (or other appropriate officer) of each of the Selling Entities certifying as of the Closing Date as to the incumbency and signature of the officers of the Selling Entities who have executed this Agreement and the documents delivered at the Closing on behalf of the Selling Entities;

                  (g) A duly executed legal opinion of Balch & Bingham LLP, the Selling Entities' legal counsel, as to the matters set forth on Exhibit F;

                  (h) The General Bill of Sale, duly executed by Intergraph;

                  (i) Assignments of the Intellectual Property, each dated the Closing Date and duly executed by the applicable Selling Entities;

                  (j) The Cross-License Agreement, duly executed by the applicable Selling Entities;

                  (k) Copies of any and all releases, termination statements and other documents and instruments as are necessary to remove and release any Liens which may encumber any of the Acquired Assets;

                  (l) The Closing Agreements, duly executed by the appropriate Selling Entity;

                  (m) The Master Agreement, duly executed by the Selling Entities; and

                  (n) Other documents or instruments as Bentley may reasonably request.

         2.5 No Assumption of Liabilities. Notwithstanding anything in this Agreement or otherwise to the contrary, none of Bentley or any of their Affiliates, individually or collectively, shall be responsible for, or shall assume or undertake to pay, perform, satisfy or discharge any liability or obligation of the Selling Entities or any of their Affiliates other than the Assumed Liabilities and those Transaction Taxes, if any, specified in Section
11.12. Without in any way limiting the foregoing, except for Assumed Liabilities, Bentley shall assume no responsibility or liability for (a) any liability (including any Environmental Liability) or other obligation of any Selling Entity existing of the Closing Date or arising out of facts, events or circumstances occurring or existing prior to the Closing Date, whether known or unknown and whether or not disclosed in this Agreement or the Schedules; or (b) any liability or obligation existing as of the Closing Date for vacation, sick leave or paid time off and similar benefits for any Selling Entity employee; or
(c) any suit, action, litigation or proceeding against or affecting any Selling Entity based upon any acts or omissions occurring or existing prior to the Closing Date.

         2.6 Tax Allocation. The Consideration for the Acquired Assets plus the amount of the Assumed Liabilities shall be allocated in accordance with their respective fair market values and among the Selling Entities as set forth on
Schedule 2.6 hereto. The parties agree that such allocation shall be adopted by them in preparing, and shall be reflected on, (i) any statements and any tax returns required to be filed with any Federal, state or local taxing authority or any foreign taxing authority and (ii) any invoice or other documentation prepared with respect to Transaction Taxes.

         2.7 Consents. The parties will cooperate with each other in good faith to timely obtain all Consents from any and all Tribunals and other Persons that are required (i) for the consummation of the transactions contemplated by this Agreement; and (ii) to prevent a breach of, a default, penalty or increase in payment under, or a termination of any Contract being assumed by Bentley hereunder. Except as provided in Section 11.4, the cost of obtaining such Consents shall be borne by the party who is required to obtain such Consent under the applicable Legislative Enactment or under the terms of the relevant Contract; provided, however, that if the applicable Legislative Enactment does not provide which party shall pay such costs, the costs shall be borne equally by Bentley and Intergraph. The parties hereto agree to use their best efforts to obtain such Consents in a cost effective and efficient manner.

         2.8 Non-Assignment of Third-Party License Agreements. Notwithstanding anything to the contrary in this Agreement, to the extent that the transfer or assignment of any third-party license agreement referred to in subclause (ii) of the definition of "Acquired Assets" in Section 1.1 requires the consent, approval or waiver of any third party, the Selling Entities shall obtain prior to the Closing the consent, approval or waiver of such other party to such assignment to Bentley to the extent the same are assignable. To the extent any of the approvals, consents or waivers referred to above have not been obtained by the Selling Entities as of the Closing, the Selling Entities' only obligation with respect thereto shall be to use their reasonable efforts to:

                  (a) cooperate with Bentley in any reasonable and lawful arrangements designed to provide the benefits of any unassigned third-party license agreement to Bentley so long as Bentley fully cooperates with the Selling Entities in such arrangements and promptly reimburses the Selling Entities for payments, charges or other liabilities made or suffered by the Selling Entities in connection therewith; and

                  (b) enforce, at the request of Bentley and at the expense and for the account of Bentley, any rights of the Selling Entities arising from such third-party license agreements against the other party or parties thereto (including the right to elect to terminate any such agreement in accordance with the terms thereof upon the written advice of Bentley).


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE SELLING ENTITIES

         To induce Bentley to enter into this Agreement and to consummate the transactions contemplated hereby, the Selling Entities, jointly and severally, represent and warrant to Bentley as follows:

         3.1 Corporate Existence and Authority. Each Selling Entity is a corporation or other legal entity duly organized, validly existing and to the extent such a concept or a similar concept exists in the relevant jurisdiction, in good standing under the laws of the state or other jurisdiction of its incorporation or organization. Each Selling Entity has all requisite power and authority to own and lease its properties and assets and to carry on its business, as such business is being conducted currently. Each Selling Entity is duly qualified and licensed to do business as a foreign corporation or entity and is in good standing in all jurisdictions in which the nature of the Acquired Assets requires it to be so qualified, except where the failure to so qualify will not have a material adverse effect on any of the Acquired Assets. Intergraph owns, directly or indirectly, a majority of the outstanding equity and voting equity of each of the other Selling Entities.

         3.2 Authorization and Effect of Agreement, Etc. Each Affiliate of Intergraph whose action is legally required to transfer to Bentley the Acquired Assets in accordance with this Agreement is listed as a Selling Entity on the signature pages hereof. Each Selling Entity has all requisite power and authority to enter into, execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder and to consummate the respective transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by each of the Selling Entities and the other agreements contemplated hereby and the consummation by the Selling Entities of the transactions contemplated hereby and thereby have been duly authorized by all corporate or other entity action. This Agreement has been, and the other agreements contemplated hereby will be, duly executed and delivered by and constitute, or when executed and delivered will constitute, the valid and binding obligation of the Selling Entities, enforceable in accordance with their respective terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Legislative Enactments now or hereafter in effect relating to creditors' rights generally.

         3.3 No Violation. Except as set forth on Schedule 3.3, neither the execution, delivery or performance by any of the Selling Entities of this Agreement or of any other agreement contemplated hereby, nor the consummation by any of the Selling Entities of any of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof does or will (with the passage of time, the giving of notice or otherwise), (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws or other organic document of such Selling Entity; (b) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration, upon notice or passage of time or otherwise with respect to), in whole or in part, any Contract to which such Selling Entity or any of the Acquired Assets is bound; (c) violate, conflict with or cause any default under (or give any party any right to declare any default, upon notice or passage of time or otherwise, under) any Legislative Enactments, Official Actions or any other restriction of any kind or character by which the Selling Entities or any of their properties or any of the Acquired Assets is bound; (d) result in the creation or imposition of any Lien, proscription or restriction on any of the Acquired Assets; or (e) to the best knowledge of the Selling Entities, permit any Tribunal to impose any material restrictions or limitations of any nature on the Selling Entities or their properties or activities.

         3.4 Consents.

                  (a) Intergraph has fully complied with the requirements of the HSR Act and the documents filed by it pursuant to the HSR Act adequately respond to its requirements. Except as set forth in Schedule 3.4(a), no other Consent of, or registration, declaration or filing with, or permit from, any Tribunal, lessor, lender or any other Person is required to be made or obtained by any of the Selling Entities in connection with the execution, delivery and performance by any of the Selling Entities of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby in accordance with the terms hereof and thereof.

                  (b) After the Closing, except as set forth on Schedule 3.4(b), Bentley shall have the unrestricted right to own, use, license, operate and sell, directly or indirectly, through distributors, resellers or others, all or any of the Acquired Assets without the payment of any royalty, license or other fee to any Person, including without limitation any transfer fee, relicensing fee or other fee with respect to Software to be transferred or assigned.

         3.5 General Warranty. All written statements, certificates or documents furnished by any Selling Entity in accordance with this Agreement, taken as a whole, are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.6 Challenges To This Agreement. No suit, action, proceeding or investigation against any Selling Entity challenging this Agreement or any of the transactions contemplated hereby or claiming damages in connection with this Agreement or any of the transactions contemplated hereby has been instituted or, to the knowledge of the Selling Entities, threatened.

         3.7 Financial Information. The financial information listed on Schedule
3.7 fairly and accurately presents in all material respects the license and maintenance revenues (net of third party costs and not including any MicroStation revenues) for the Civil, Raster and Plotting products for the year ended December 31, 1999 and for the six months ended June 30, 2000.

         3.8 Customer Discounts. Except as set forth on Schedule 3.8, since January 1, 2000, no Selling Entity has provided any of the Civil, Raster or Plotting products or services relating thereto at discounted rates or free of charge to any customer as a rebate, discount, advance or allowance, except in the ordinary course of business, consistent with past practices for these products.

         3.9 Absence of Changes. Except as set forth in Schedule 3.9, since January 1, 1999, there has not been, occurred or arisen any change in, or any event (including without limitation any damage, destruction or loss, whether or not covered by insurance), condition or state of facts of any character that individually or in the aggregate has or may be expected to have a material adverse effect on any of the Acquired Assets. Since January 1, 2000, except as set forth in Schedule 3.9, no Selling Entity has taken or failed to take any action the taking of which or failure of which to take, as the case may be, would have violated any of the provisions of Sections 5.2 or 5.3 if they had then been applicable to the Acquired Assets.

         3.10 Taxes. Except as otherwise disclosed in Schedule 3.10, and except for any Taxes which may be contested in good faith by any Selling Entity, each Selling Entity has paid or will pay on the due date all Taxes owing by it (whether or not shown on any Tax Return), which are due and payable on or before the Closing Date. There are no Liens for Taxes upon any of the Acquired Assets.

         3.11 Disputes and Litigation. Except as set forth in Schedule 3.11, there is not existing or pending or, to the best knowledge of the Selling Entities, threatened, any suit, action, litigation, proceeding, investigation, claim, complaint or accusation affecting or against any of the Selling Entities with respect to any of the Acquired Assets (including, without limitation, any complaints, claims or accusations relating to infringement of any Intellectual Property included in the Acquired Assets).

         3.12 Environmental Matters. To the best knowledge of the Selling Entities, each Selling Entity is and has always been in compliance with all Environmental Laws in respect of the Acquired Assets. Except as set forth in
Schedule 3.12, no Selling Entity has ever received any complaint, order, citation or notice, public or private, with respect to any possible violation of the Environmental Laws or obligation or liability thereunder related to any of the Acquired Assets. No Hazardous Substance has ever been stored, discharged, emitted, released or disposed of by or on behalf of, or at the direction of any Selling Entity in connection with the operation, sale or licensing of any of the Acquired Assets, except in compliance with applicable Environmental Laws.

         3.13 Millennium Compliance. Except as set forth in Schedule 3.13, all Intellectual Property included within the Acquired Assets is "Millennium Compliant."

         3.14 Certain Relationships. No Affiliate of Intergraph, other than the Selling Entities, holds any assets included in the Acquired Assets. No officer or director of any Selling Entity (or any relative of any such director or officer) has any material business or other relationship (as creditor, lessor, lessee, supplier, dealer, distributor, franchisee, customer or otherwise) with the Selling Entities with respect to any of the Acquired Assets. To the best knowledge of the Selling Entities, none of the Selling Entities or any of their respective Affiliates, directors or officers has, directly or indirectly, given or agreed to give any improper gift or similar benefit to any creditor, lessor, lessee, supplier, dealer, distributor, franchisee, customer, competitor or governmental employee or official (domestic or foreign) the absence or discontinuation of which could have had a material adverse effect on the Acquired Assets.

         3.15 Title to Properties and Absence of Liens; Sufficiency of Assets. Each of the Selling Entities has good title or valid leasehold title to the Acquired Assets which it is conveying hereunder, subject to no Liens except as disclosed in Schedule 3.15, all of which will be terminated, released or removed prior to the Closing, and subject to no rights of any third parties to license, relicense or sell any of the Acquired Assets except as disclosed in Schedule
3.15. Other than the Acquired Assets, no material tangible computer equipment and peripherals are used primarily in connection with the business of developing, selling, licensing and maintaining the Civil, Raster and Plotting products or are necessary for the use thereof.

         3.16 Compliance with Law. To the best knowledge of the Selling Entities, each of the Selling Entities (a) has complied with all Legislative Enactments applicable to the Acquired Assets, and (b) has duly and timely made all filings and submissions that are required by Legislative Enactments to be made with respect to the Acquired Assets.

         3.17 Contracts. Schedule 3.17 sets forth a true, complete and correct list, of the following (true, complete and correct copies, or if none, written descriptions, of which have been provided or made available to Bentley, together with all exhibits, amendments or modifications thereto):

                  (a) All Contracts, including without limitation, all Maintenance Agreements, relating to any obligations or liabilities to be assumed by Bentley as part of the Assumed Liabilities;

                  (b) All Contracts pursuant to which any Selling Entity may have delivered to another Person, or granted or agreed to grant (whether or not any requirement such as the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied) to another Person the rights to obtain, any source code to any Software relating to the

Civil, Raster or Plotting products of the Selling Entities including, without limitation, any software escrow Contracts;

                  (c) All Contracts pursuant to which any Selling Entity may have delivered to another Person, or granted or agreed to grant (whether or not any requirement such as the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied) to another Person the rights to obtain, any Software "keys" allowing access to additional modules or programs of any Software relating to the Civil, Raster or Plotting products;

                  (d) All performance bonds posted by any Selling Entity in connection with the Civil, Raster or Plotting products;

                  (e) All Maintenance Agreements which expire after the Expiration Date (as defined in Section 7.1);

                  (f) All Maintenance Agreements or other Contracts which obligate any of the Selling Entities to warranty periods longer than 90 days or which obligate any of the Selling Entities to provide services or products beyond the ordinary and customary scope of such Selling Entity's standard form of Maintenance Agreement; and

                  (g) Any obligations under any Contracts included in the Assumed Liabilities relating to periods before the Closing Date which will not be completed as of the Closing Date.

         Except to the extent indicated on Schedule 3.17, all Persons to which any of the Selling Entities has granted a license with respect to the Software have accepted the Software under the terms of the applicable Contract.

         3.18 Employees.

                  (a) Intergraph has previously provided to Bentley a true, complete and correct list of each employee, consultant and independent contractor of each of the Selling Entities whose primary function relates to the Civil, Raster or Plotting products, together with each such Person's name, job title, and duration of employment with such Selling Entity. Bentley and Intergraph have agreed upon which of those employees Bentley has or will offer employment as of the Closing Date (collectively, the "Transferred Employees"). A list of the Transferred Employees is contained in Schedule 3.18(a). The Selling Entities have provided a written list to Bentley detailing the current annual compensation or hourly rate and amounts in form of special fringe benefits for each of the Transferred Employees. Each of the Selling Entities with respect to the Transferred Employees, (i) is in compliance with all applicable Legislative Enactments and Official Actions regarding employment, wages and hours and (ii) is not engaged in any unfair labor practice or discriminatory employment practice. Except as set forth on Schedule 3.18(a), no Transferred Employee is subject to any Non-Compete Covenant with the Selling Entities that will be in effect following the Closing or, to the best knowledge of the Selling Entities, any third party. Except as set forth on Schedule 3.18(a), no lawsuit or complaint against the Selling Entities with respect to any Transferred Employees has been filed or, to the best knowledge of the Selling Entities, is threatened to be filed, with or by the National Labor Relations Board, the

Equal Employment Opportunity Commission or any other Tribunal that regulates labor or employment practices, and there is no grievance filed or, to the best knowledge of the Selling Entities, threatened to be filed, against any of the Selling Entities by any Transferred Employee pursuant to any collective bargaining or other employment agreement. To the best knowledge of the Selling Entities, no Transferred Employee will terminate his employment or cease to do business with Bentley after consummation of the transactions contemplated by this Agreement There are no material controversies pending or threatened between the Selling Entities and any of Transferred Employees. Except as set forth in
Schedule 3.18(a), no Selling Entity has been a party to any Contract with any union, labor organization or collective bargaining unit with respect to any of the Transferred Employees. No union organizing or election activities involving any Transferred Employees of the Selling Entities are in progress or, to the best knowledge of the Selling Entities, threatened.

                  (b) All payments due from any Selling Entity on account of employer's social security contributions and employee health and welfare insurance under applicable Legislative Enactments with respect to the Transferred Employees in respect of years and periods (and portions thereof) ended on or prior to the Closing Date were paid or accrued prior to the Closing Date.

                  (c) All severance payments, if any, which as of the Closing Date would be payable by any Selling Entity with respect to any of the Transferred Employees under the terms of any oral or written agreement or commitment, have been or will be paid within thirty days after the Closing Date. No Selling Entity has made any payments, or is or will become obligated to make any payments to any Person as a result of the transactions contemplated by this Agreement which could result in "excess parachute payments" (as defined in Section 280G(b) of the Code) to any such Person.

                  (d) Each Selling Entity has withheld proper amounts from the Transferred Employees (all of which have been timely remitted to the appropriate Tax authority) and has timely filed or will timely file all Tax Returns with respect to employee income Tax withholding and social security and unemployment Taxes, all in compliance with the Tax withholding provisions of the Code and other applicable Legislative Enactments.

                  (e) Through the Closing Date, the Selling Entities shall have taken all necessary actions (if any) to comply with the WARN Act, to the extent any of them is subject to such act, and the Selling Entities shall not have any disclosure or announcement obligations under the WARN Act. As of the date hereof, and in reliance upon the covenant of Bentley in Section 6.3 hereof, the Selling Entities do not contemplate any "plant closing" or "employee layoff," as such terms are used in the WARN Act, with respect to any of their respective employees whose primary function relate to the Acquired Assets.

                  (f) Schedule 3.18(f) sets forth a true, complete and correct list of all employment and other agreements to which any Selling Entity is a party with respect to any of the Transferred Employees.

                  (g) No Selling Entity has made any representations or warranties or any other statements or communications regarding Bentley's right, ability, plan or intention to dismiss any employee, consultant or independent contractor or the terms and conditions upon which any such Person will be employed or engaged by Bentley, other than statements regarding the terms and conditions of employment or engagement based on information provided in writing by Bentley.

         3.19 Employee Benefit Matters.

                  (a) Schedule 3.19(a) indicates therein each and every "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained, contributed to or to which contributions are required to be made by Intergraph or any of its Affiliates with respect to the Transferred Employees either presently or within the previous 12-month period, or any such plan to which Intergraph or any of its Affiliates contributes, is required to contribute or has contributed (such plans being hereinafter collectively referred to as the "Employee Welfare Benefit Plans"). Intergraph has delivered to Bentley true, complete and correct copies of each and every Employee Welfare Benefit Plan, together with all documents and instruments establishing or constituting any related trust, annuity contract or other funding instrument, and including any summary plan descriptions or substantive communication to employees concerning the establishment, operation or termination of any such plan.


                  (b) Schedule 3.19(b) indicates therein each and every "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained, contributed to or to which contributions are required to be made by Intergraph or any of its Affiliates with respect to the Transferred Employees either presently or within the previous 12 months, including any Multiemployer Pension Plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) (such employee benefit plans being hereinafter collectively referred to as the "Employee Pension Benefit Plans"). Intergraph has delivered to Bentley true, complete and correct copies of each and every such Employee Pension Benefit Plan, together with such copies of all documents or instruments establishing or constituting any related trust, annuity contract or other funding instruments, and including any summary plan descriptions or substantive description or communication concerning such plan to employees or participants therein.


                  (c) Schedule 3.19(c) indicates therein each and every stock option plan, pension plan, collective bargaining agreement, bonus, incentive award, vacation pay, severance pay or any other material personnel policy, employee benefit plan arrangement, agreement or understanding which Intergraph or any of its Affiliates presently maintains or has maintained in the previous 12-month period or to which Intergraph or any of its Affiliates contributes or has contributed in such period, or has been required to contribute in such period, with respect to the Transferred Employees, and which is not required to be listed on Schedule 3.19(a) or 3.19(b) (including with respect to any plans which are unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Intergraph or its Affiliates). Intergraph has delivered to Bentley a true, complete and correct copy of each such plan together with copies of all documents or instruments establishing or constituting any related trust, annuity contract or other funding instruments, and including any substantive communication to employees or participants concerning such plans.


                  (d) Except as contemplated by Sections 5.9(e), (f) and (g), neither Bentley nor any of its Affiliates will have any liability of whatever nature or kind including with respect to the establishment, maintenance, operation or termination of any employee benefit plan, practice or program, including any Employee Welfare Benefit Plan, Employee Pension Benefit Plan or other plan described in paragraph (c) above, by reason of Bentley's acquisition of the Acquired Assets, including any liability to the PBGC, any employee benefit plan, the trustee of any employee benefit plan or any employee or participant or any other corporation, individual, trust, entity or government agency.


                  (e) Neither Bentley nor any of its Affiliates will have any obligation to maintain any medical benefit plans, programs or practices, nor to allow any individual, whether an employee, participant, former employee or beneficiary of one of the foregoing, to participate in any health care plan, by reason of the health care continuation requirements of COBRA, except with respect to those individuals who actually become employees of Bentley or its Affiliates, and thereafter an event occurs entitling the employee, or some person related to the employee, to such health care continuation coverage by reason of an employee's employment with Bentley and participation in Bentley's medical benefit plans.


         3.20 Compliance with Export Laws. Each Selling Entity currently holds and is in compliance with the export licenses listed with respect to such Person in Schedule 3.20; such export licenses are the only export license documents issued with respect to the Acquired Assets as of the date hereof. Each Selling Entity is also in compliance with the general export licenses it relies upon with respect to the Acquired Assets.

         3.21 Inventories. All of the inventories included in the Acquired Assets were purchased or acquired in the ordinary course of business, consistent with past practices, and are in good condition.

         3.22 Intellectual Property.

                  (a) Schedule 3.22(a), together with Schedule 3.23(a), sets forth a true, complete and correct list of all items of Intellectual Property
(i) which are owned by a Selling Entity, and (ii) which comprise a part of the Acquired Assets (the "Owned IP"). Except as expressly disclosed in Schedule 3.22(a), all patents, trademark registrations and copyright registrations which are part of the Owned IP are in good standing, have been validly prosecuted or issued, are subsisting, and are in full force and effect in accordance with their terms.

                  (b) Schedule 3.22(b), together with Schedule 3.23(b), sets forth a true, complete and correct list of all items of Intellectual Property
(i) which no Selling Entity owns, but in which a Selling Entity has a right or rights (by license or otherwise) and (ii) which also comprise a part of the Acquired Assets (the "Non-Owned IP"). The right of the Selling Entities and/or Bentley to use the Non-Owned IP is governed under the license agreements or other Contracts listed on Schedules 3.22(b) and 3.23(b).

                  (c) To the best of the Selling Entities' knowledge, the development, license, use, sale, distribution, modification and exploitation of the Owned IP by the Selling Entities, and the use of the Non-Owned IP by the Selling Entities have not infringed on or otherwise violated the rights of any other Person or constituted an unlawful disclosure, use or misappropriation of the right or rights of any other Person. The continued and future license, use, sale and distribution of the Owned IP by Bentley and its agents, representatives or Affiliates from and after the Closing in a manner which is identical to the license, use, sale and distribution by the Selling Entities prior to the Closing, and the continued and future use of the Non-Owned IP by Bentley and its agents, representatives or Affiliates from and after the Closing in a manner which is identical to the use by the Selling Entities prior to the Closing, shall not constitute an infringement or other violation of the rights of any other Person or constitute an unlawful disclosure, use or misappropriation of the right or rights of any other Person. No Selling Entity is in material violation of, or in default under, any Contract or other legal requirement relating to the Owned IP and the Non-Owned IP.

                  (d) To the best of the Selling Entities' knowledge, there is
(i) no suit, action, complaint, proceeding, opposition, petition to cancel, interference, re-examination or audit pending or threatened with respect to,
(ii) no presently existing factual basis that is reasonably likely to result in any suit, action, complaint, proceeding or formal audit contesting, and (iii) no outstanding Official Action concerning, any of (A) the Owned IP or the Non-Owned IP, (B) any right of the Selling Entities to develop, license, use, offer to sell, sell, reproduce, display, perform, transmit, reduce to practice, distribute modify or otherwise exploit the Owned IP or (C) any right under a Contract or any other right of the Selling Entities to use the Non-Owned IP.

                  (e) Except as set forth on Schedule 3.22(e), to the best knowledge of the Selling Entities, the Selling Entities have the exclusive right, which is non-terminable and not subject to expiration or revocation, to develop, license, control or regulate the use of, make, offer to sell, sell, have made, have used, perform, transmit, reproduce, copy, have sold, distribute, modify and otherwise exploit (and authorize others to exploit), transfer or assign as the exclusive owner or author the Owned IP without any valid legal or equitable claim by, or payment or other obligation owing to, or Consent from, any Person, and Bentley will acquire at the Closing all of such rights in the Owned IP at least on the same basis and geographic scope as that enjoyed by the Selling Entities immediately prior to the Closing, without any diminution or alteration as a result of the Closing.

                  (f) Except as set forth on Schedule 3.22(f) (and subject to the express terms of those Contracts which are listed in Schedules 3.22(b) and 3.23(b) to the extent that true and complete copies have been provided to Bentley), the Selling Entities have the right, which is non-terminable and not subject to expiration or revocation, to use the Non-Owned IP without any valid legal or equitable claim by, or payment or other obligation owing to, any other Person, and Bentley will acquire at the Closing all of such rights on the same basis as that enjoyed by the Selling Entities immediately prior to the Closing, without any diminution or alteration as a result thereof. Schedule 3.22(f) sets forth a true and complete list of all Consents required to permit Bentley to make, license, use, have sold, have made, have used, perform, display, transmit, reproduce, make derivative works of, sell, distribute, modify and otherwise exploit (and authorize others to exploit), transfer or assign the Non-Owned IP on the same basis as that enjoyed by the Selling Entities immediately prior to the Closing, without any diminution or alteration as a result thereof (except with respect to Software which may have been installed by a Transferred Employee without Intergraph's authorization on an individual personal computer included in the Acquired Assets which Software is not material to the Acquired Assets).

                  (g) Except as set forth on Schedule 3.22(g), the rights to develop, make, license, use, have sold, have made, have used, perform, copy, make derivative works of, sell, distribute, modify and exploit the Owned IP held by Bentley immediately after the Closing and the consummation of the transactions contemplated by this Agreement will be the same rights to develop, make, license, use, sell, have sold, have made, have used, perform, display, transmit, reproduce, make derivative works of, distribute, modify and exploit the Owned IP held by the Selling Entities immediately prior to the Closing and consummation of the transactions contemplated by this Agreement, without any diminution or alteration as a result of the Closing or the consummation of any of the transactions contemplated by this Agreement.

                  (h) Except (i) with respect to rights under the agreements entered into pursuant to this Agreement, or (ii) as set forth in Schedule 3.22(h) or in Schedule 3.17, to the best knowledge of the Selling Entities, the Selling Entities have not granted or obligated themselves to grant to any Person any license, option or other right to develop, make, license, sell, have sold, have made, have used, perform, copy, make derivative works of, distribute or modify in any manner any of the Owned IP, whether or not requiring payment to the Selling Entities. No Person has asserted any right to develop, make, license, use, sell, have sold, have made, have used, perform, copy, make derivative works of, distribute, modify or otherwise exploit the Owned IP except in accordance with a license or other Contract described on Schedule 3.23(h) or
Schedule 3.17, or offered to grant any Selling Entity a license or any other right of use with respect to the Owned IP. No Selling Entity has any obligation to compensate any Person for any development, license, use, sale, distribution, modification or other proprietary right of any of the Owned IP, except as set forth on Schedule 3.17. No consent, approval, or authorization of or by any other Person will be required after the Closing either (i) for Bentley to develop, license, make, use, sell, have sold, have made, have used, perform, copy, make derivative works of, distribute, modify or exploit any of the Owned IP or (ii) for Bentley to use the Non-Owned IP. To the best knowledge of the Selling Entities, no Person has or shall have any right to terminate or revoke any grant to or other acquisition by any Selling Entity of any right to develop, license, make, use, sell, have sold, have made, have used, perform, copy, make derivative works of, distribute, modify, or exploit any of the Owned IP. None of the Owned IP was developed as part of the performance of any obligation for any Tribunal, or any other Person which would require the taking of any action, whether or not actually taken, in order for all rights to the Owned IP to become vested in, or retained by, any Selling Entity. Other than the Owned IP and the rights of any Selling Entity in the Non-Owned IP, except as set forth in
Schedule 3.22(h), no material Intellectual Property right is used in connection with the Civil, Raster or Plotting products or is necessary for the use thereof.

                  (i) Schedule 3.22(i) sets forth a true, complete and accurate list of all patents, patent applications, provisional applications, trademark registrations, applications for trademark registration, copyright registrations, applications for copyright registration and other registrations of and applications to register Owned IP by or for any Selling Entity with any government or governmental instrumentality, and lists such items by country, name, registration/application number, status and any pending actions. All such patents and any such registrations are in good standing, have been validly prosecuted or issued, are subsisting, and are in full force and effect in accordance with their terms. To the best knowledge of the Selling Entities, no Person other than a Selling Entity has either applied for any patent or registered any claim to copyright with respect to any part of the Owned Software. The Selling Entities have taken sufficient measures to protect their Owned IP and Non-Owned IP and perfect the chain of title for the Owned IP such that Bentley may file and record, with the appropriate government agencies, applications for patent, trademark and/or copyright protection for Owned IP for which there is no current corresponding patent or registration.

                  (j) Except as set forth in Schedule 3.11 and to the best knowledge of the Selling Entities, (i) none of the Owned IP has been infringed by any other Person and none is threatened, and (ii) none of the Owned IP is being used by any other Person except pursuant to a license agreement or other Contract as set forth in Schedule 3.22(h).

         3.23 Software.

                  (a) Schedule 1.1(c) sets forth a true, complete and correct list of all items of Software (i) which are owned by a Selling Entity and (ii) which comprise a part of the Acquired Assets (the "Owned Software"). The Owned Software shall include without limitation all earlier or predecessor versions of any of such Software (whether or not released, distributed or sunsetted) if and to the extent that such can be identified.

                  (b) Schedule 3.23(b) sets forth a true, complete and correct list of all items of Software (i) which is not owned by any Selling Entity but in which a Selling Entity has a right or rights (by license or otherwise) and
(ii) which also comprise a part of the Acquired Assets (the "Non-Owned Software"). The right of the Selling Entities to use the Non-Owned Software is under the assignments or other Contracts listed in Schedule 3.23(b). To the best knowledge of the Selling Entities, the use by Bentley of the Non-Owned Software will not constitute an infringement or other violation of the rights of any other Person or constitute an unlawful disclosure, use or misappropriation of the right or rights of any other Person. No rights of any third party not previously obtained are necessary to use, market, license, sell, modify, update, and/or create derivative works for any Non-Owned Software as to which the Selling Entities takes any such action in their business as currently conducted.

                  (c) All Owned Software is free from material defects in programming and operation and performs in accordance with all normal industry expectations for quality and relevant HELP files and published user manuals therefor and in accordance with all technical, promotional and other written material used or provided to any Person in connection with the Owned Software. With respect to all Owned Software, the Selling Entities maintain machine-readable master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by the Selling Entities; and such software can be maintained and modified by reasonable competent programmers familiar with such language, hardware and operating systems.

                  (d) Each of the Selling Entities has performed all obligations imposed upon it by any Contract with regard to the Software which are required to be performed by it on or prior to the date hereof, and no Selling Entity or, to the best knowledge of the Selling Entities, any other party, is in breach of or default thereunder in any respect, nor to the best knowledge of the Selling Entities, is there any event which with notice or lapse of time or both would constitute a default thereunder.

                  (e) For purposes of this section, the word "accepted" shall mean that all deliverables owed to a licensee have been delivered and licensee has either (i) no entitlement to any further acceptance period, trial, testing period or the like, (ii) completed all applicable testing processes and accepted the deliverables, or (iii) any and all applicable acceptance or testing periods have expired according to their terms so that the recognition of revenue resulting from such contracts is not contingent upon the conclusion of such activities.

                  (f) To the best knowledge of the Selling Entities, no Software comprising a part of the Acquired Assets (i) contains any coded instructions, anti-circumvention measures, routine, or other means (including but not limited to any back door) that would enable any person or computer system, including authorized or unauthorized users, to bypass any log-in and/or any security feature of the Software or any computer on which the Software is installed; (ii) contains any coded instructions, anti-circumvention measures, routine or other means (including but not limited to any time bomb or drop dead device) that, when activated in accordance with a predetermined method, date, or event, causes the Software to cease to operate, to operate in a degraded manner, to damage or destroy data or code, or otherwise deleteriously affect the functioning of the Software, other programs, or the computer systems on which the Software is installed or with which such computer systems are in communication (except demonstration versions or copies of Software which cease to function at a predetermined date if not purchased or if other similar action is not taken);
(iii) contains any coded instructions, anti-circumvention measures, routine or other means that causes the Software, other software, or the computer system on which the Software is installed to perform an unauthorized function or to operate in an unauthorized manner; or (iv) contains any coded instructions, anti-circumvention measures, routine or other means (including any virus, trojan horse, or worm) that disables, erases, or otherwise harms software, hardware or data or otherwise causes such actions.

         3.24 Development and Protection of the Owned IP.

                  (a) The Owned IP (except for patents) consists exclusively of "works made for hire" as that term is used in Title 17 of the United States Code, and a Selling Entity is considered the author of each of such works. The Selling Entities have obtained from all appropriate Persons duly authorized and validly executed assignments of all patents included in the Owned IP that were not invented, created or originally developed by the Selling Entities. Except as set forth on Schedule 3.24(a), the Owned IP was developed entirely by (i) full time employees of a

Selling Entity working within the scope of their employment within the meaning of 17 USC Section 101 during the period (for each such person, the employee's "Engagement Period") in which either (I) (A) he or she was a full time employee of a Selling Entity, (B) he or she was employed only by a Selling Entity and (C) he or she was expressly employed for the purpose of or his written job description in the employment of a Selling Entity at the time of such actions included as a primary duty the development of part of the Owned IP or (II) he was subject to a valid and enforceable written Contract which assigned to such Selling Entity ownership of the work or works produced, including, without limitation, all intellectual property rights therein (such employee, solely when meeting all of these criteria, referred to as a "Developer"), or (ii) independent contractors or consultants engaged by a Selling Entity which have assigned in writing to such Selling Entity their entire right, title, and interest in and to the work or works produced, including without limitation all intellectual property rights therein pursuant to a valid and enforceable written Contract (such contractor or consultant meeting these criteria also referred to as a "Developer"). Except as set forth in Schedule 3.24(a), no material Owned IP includes any Intellectual Property in which any Person other than a Selling Entity have or may acquire any right of ownership, control or compensation, any invention made by any employee of a Selling Entity who was not hired to invent at any time other than during the employee's Engagement Period or any independent contractor or consultant engaged by a Selling Entity who is not subject to one of the Contracts referred to in this Section 3.24(a)(ii), or the product of any effort to develop independently, through a "clean room" effort or otherwise, an expression in which any Person other than a Selling Entity has intellectual property rights. None of the Owned IP is the product of a joint invention or authorship by a Developer and any Person who is not also a Developer. To the best knowledge of the Selling Entities, no right of any Person other than a Selling Entity to any patent, patent application, trademark or copyright is embodied in any of the Owned Software, except as set forth on
Schedule 3.24(a).

                  (b) The Selling Entities have taken appropriate measures to
(i) protect and obtain (but not register) copyrights and (ii) protect for the sole use and benefit of the Selling Entities the confidential and proprietary nature of the trade secrets, source code, object code and access codes for the Owned Software. Except as set forth in Schedule 3.24(b), each Person, including without limitation employees, agents, consultants, distributors and licensees of a Selling Entity, who has had access to or otherwise been exposed to such Software or trade secrets related thereto (including without limitation any of the source code for the Owned Software) has been advised of the confidential and proprietary nature thereof and any such agent, consultant, distributor or licensee has been required to enter into a written agreement with a Selling Entity acknowledging and agreeing that (i) the Owned IP is and shall remain the sole and exclusive property of, and may be confidential to, such Selling Entity, and (ii) the Owned IP is not to be used or disclosed to any Person other than as specifically authorized by such Selling Entity. Each of the Contracts referred to in Section 3.24(b) and the Contracts referred to in Section 3.24(a)(i) was and is in full force and effect, and constitutes the legal, valid and binding obligation of each Selling Entity which is a party thereto and, to the best knowledge of the Selling Entities, each other Person which is a party thereto, enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. Each Selling Entity has kept all of the Trade Secrets relating to the Software, including without limitation all of the source code for the Owned Software, strictly confidential and secret. Such Trade Secrets are not and have not been a part of the public knowledge or literature. No Selling Entity has disclosed, divulged or otherwise provided access to any part of the source code, object code or access codes for the Owned Software other than to Persons which have entered into written confidentiality agreements with the appropriate Selling Entity or who have a confidential relationship with the Selling Entity or a duty to keep such source code for the Owned Software confidential. To the best knowledge of the Selling Entities, no Person which is a party to such a confidentiality agreement or has a confidential relationship with any Selling Entity is in violation of, or in default under, any term or provision of such Contract which relates to the Owned IP.

         3.25 Brokers. None of the Selling Entities has authorized any Person to act as a broker or finder or in any similar capacity in connection with this Agreement or the transactions contemplated hereby in such a manner as to give rise to a valid claim against Bentley for any brokers' or finders' fees or similar fees or expenses.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BENTLEY

         To induce the Selling Entities to enter into this Agreement and to consummate the transactions contemplated hereby, Bentley represents and warrants to the Selling Entities as set forth in this Article IV.

         4.1 Corporate Existence and Authority. Bentley is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Bentley has all requisite power and all requisite franchises, licenses, permits and authority to own and lease its properties and assets and to carry on its business, as such business has been conducted and is being conducted currently.

         4.2 Authorization and Effect of Agreement, Etc. Bentley has all requisite power and authority to enter into, execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder and to consummate the respective transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Bentley and the other agreements contemplated hereby and the consummation by Bentley of the transactions contemplated hereby and thereby have been duly authorized by all corporate action. This Agreement has been, and the other agreements contemplated hereby will be, duly executed and delivered by Bentley and constitutes, or when executed and delivered will constitute, the valid and binding obligation of Bentley, enforceable in accordance with their respective terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

         4.3 No Violation. Neither the execution, delivery or performance by Bentley of this Agreement or any other agreement contemplated hereby, nor the consummation by Bentley of any of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, does or will (with the passage of time, the giving of notice or otherwise): (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Bentley; (b) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration, upon notice or passage of time or otherwise, with respect to), in whole or in part, any Lien or Contract to which Bentley is a party or by which Bentley or any of its properties are bound; (c) violate, conflict with or cause any default under (or give any party any right to declare any default, upon notice or passage of time or otherwise, under) any Legislative Enactments or any other restriction of any kind or character to which Bentley is a party or by which Bentley or any of its properties is bound; or (d) to the best knowledge of Bentley, any Tribunal to impose any restrictions or limitations of any nature on Bentley or its properties or activities.

         4.4 Consents. Bentley has fully complied with the requirements of the HSR Act and the documents filed by it pursuant to the HSR Act adequately respond to its requirements. No other Consent of, or registration, declaration or filing with, or permit from, any Tribunal, lessor, lender or any other Person is required to be made or obtained by Bentley in connection with the execution, delivery and performance by Bentley of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby in accordance with the terms hereof and thereof.

         4.5 Challenges To This Agreement. No suit, action, proceeding or investigation against Bentley challenging this Agreement or any of the transactions contemplated hereby or claiming damages in connection with this Agreement or any of the transactions contemplated hereby has been instituted or, to the knowledge of Bentley, threatened.

         4.6 Brokers. Bentley has not authorized any Person to act as a broker or finder or in any similar capacity in connection with this Agreement or the transactions contemplated hereby in such a manner as to give rise to a valid claim against any Selling Entity for any brokers' or finders' fees or similar fees or expenses.


                                   ARTICLE V

                        COVENANTS OF THE SELLING ENTITIES

         To induce Bentley to enter into this Agreement and to consummate the transactions contemplated hereby, the Selling Entities jointly and severally covenant as follows:

         5.1 Consummation of Transactions. Subject to the terms and conditions herein provided, from the date hereof through the Closing Date, each Selling Entity will use commercially reasonable efforts to take, or cause to be taken, all actions and do, and cause to be done, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement. From the date hereof through the Closing Date, no Selling Entity shall voluntarily take any action or course of action inconsistent with the satisfaction of the conditions, terms and provisions of this Agreement or the consummation of the transactions contemplated by this Agreement.

         5.2 Conduct of Business. From the date hereof and through the Closing Date, each Selling Entity shall conduct its business with respect to such portion of the Acquired Assets as it may control only in the ordinary course of business, consistent with past practices, unless Bentley shall otherwise consent in writing. Without limiting the generality of the foregoing, unless Bentley has given its prior written consent, no Selling Entity will take any action that would cause the breach of any covenant of such Selling Entity in this Agreement (including in this Article V) or that would cause the representations and warranties of such Selling Entity in this Agreement (including those set forth in Article III) to be untrue in any respect at any time through the Closing Date.

         5.3 Preservation of Business. Without limiting the generality of
Section 5.1 and Section 5.2, from the date hereof and through the Closing Date, each Selling Entity will, with respect to such portions of the Acquired Assets and the Assumed Liabilities as it may control:

                  (a) use its best efforts to preserve intact its present business organization and not alter or change its methods of operation;


                  (b) use its best efforts to preserve its goodwill and its present business relationships with all Persons;


                  (c) use its best efforts to keep available the services of its present officers and employees, except as Bentley may otherwise reasonably request, provided that the Selling Entities shall not be obligated to increase compensation or benefits outside of the ordinary course of business in order to retain such persons;


                  (d) maintain and keep its respective portion of the Acquired Assets in good repair and condition, normal wear and tear excepted;


                  (e) pay and perform, when due, all obligations under its Contracts relating to the Acquired Assets;


                  (f) comply with and perform all its obligations and duties imposed by all Legislative Enactments, except as may be contested by such Selling Entity in good faith by appropriate proceedings;

                  (g) not amend or make other changes to its Certificate of Incorporation or Bylaws or other organic document in any manner whatsoever that would inhibit or hinder its ability to consummate the transactions contemplated hereby;


                  (h) not purchase, sell, lease, mortgage, pledge or otherwise acquire or dispose of its respective portion of any Acquired Assets, except for tangible personal property purchased, sold, leased or pledged in the ordinary course of business, consistent with past practices;


                  (i) not enter into, or become obligated under, any Contract relating to any of the Acquired Assets, or change, amend, terminate or otherwise modify any such Contract, except for normal purchase, sale, license and lease agreements and commitments for tangible personal property which are entered into in the ordinary course of business, consistent with past practices;

                  (j) except in the ordinary course of business, consistent with past practices, not waive, compromise or settle any right or claim with respect to the Acquired Assets, or institute, settle or agree to settle any litigation, action or proceeding with respect to the Acquired Assets before any Tribunal;

                  (k) not subject any of the Acquired Assets to any newly created Lien or other adverse interest or restriction, other than Liens for Taxes not yet due and payable that have been incurred in the ordinary course of business, consistent with past practices;

                  (l) not grant any rebates, discounts, advances or allowances to any customers with respect to the Civil, Raster or Plotting products, except in the ordinary course of business, consistent with past practices (without limiting the generality of the foregoing, none of the Selling Entities shall provide any such products (including Software products) or services at discounted rates or free of charge to any customer as a rebate, discount or advance, except in the ordinary course of business, consistent with past practices);

                  (m) not use or sell the inventories included in the Acquired Assets, except in the ordinary course of business, consistent with past practices; and

                  (n) not enter into any stocking transactions with dealers or resellers pursuant to which such dealers or resellers purchase products included in the Acquired Assets for the purpose of holding such products in their inventories in quantities that exceed their customary quantities of such products.

         5.4 Access to Information. From the date hereof to the Closing Date, each Selling Entity shall furnish, and shall cause each Affiliate of such Selling Entity which it directly or indirectly controls to furnish, to the officers, employees and agents of Bentley reasonable access to (a) the officers, employees, agents, properties, Books and Records as they relate to its respective portion of the Acquired Assets and (b) all of its financial, operating and other data and information with respect to its respective portion of the Acquired Assets. No such examination, inspection or audit by Bentley or its agents and representatives (whether in accordance with this Section 5.4 or otherwise) shall in any way diminish, modify, terminate or otherwise affect the respective representations, warranties, covenants or agreements of the Selling Entities contained in this Agreement or in any certificate or other instrument furnished or to be furnished by the Selling Entities or any Affiliate of the Selling Entities in connection with this Agreement.

         5.5 Notification of Certain Matters. Prior to the Closing Date, each Selling Entity shall give prompt notice to Bentley of (a) any threatened or actual lawsuit, any proposed settlement of any threatened or actual lawsuit and any pending or threatened governmental action or proceeding of any kind known to such Selling Entity which relates to its respective portion of the Acquired Assets or the transactions then contemplated by this Agreement; or (b) any material failure of the Selling Entities to comply with or satisfy any covenant, condition or agreement then remaining to be complied with or satisfied by it hereunder.

         5.6 Non-Solicitation. From the date hereof and until the second anniversary of the Closing Date, no Selling Entity or any Affiliate of a Selling Entity shall, directly or indirectly, solicit for employment (other than through public advertisements or other widely disseminated employment notices) or hire any Transferred Employee who is then currently employed by Bentley or its Affiliates. From the date hereof and until the first anniversary of the Closing Date, neither Bentley nor any Affiliate of Bentley, or Intergraph nor any Affiliate of Intergraph, shall, directly or indirectly, solicit for employment (other than through public advertisements or other widely disseminated employment notices) any person who is then currently employed by the other party or its Affiliates in the United Kingdom, Germany, Switzerland, Austria, France, Sweden, Denmark, Norway, Finland, Russia, Poland, Czechoslovakia, Spain, Portugal, Italy, Greece, the Netherlands or Belgium.

         5.7 Further Assurances; Transition Period. If at any time after the Closing, Bentley shall consider or be advised that any further assignments, conveyances, transfers or assurances in law, or any other actions or things, may be necessary or appropriate to assign, convey, transfer, set over or deliver to, or to vest, perfect or confirm in, Bentley any right, title or interest of any Selling Entity, of record or otherwise, in or to the Acquired Assets or to place Bentley in operating control of any of the Acquired Assets, such Selling Entity shall promptly execute, deliver and record, or cause to be executed, delivered and recorded, any and all such further instruments of assignment, conveyance and transfer and take, or cause to be taken, all actions and do, or cause to be done, all things, as may be reasonably requested by Bentley at Bentley's expense to assign, convey, transfer, set over and deliver to, and to vest, perfect and confirm in, Bentley all right, title and interest of such Selling Entity, of record and otherwise, in and to the Acquired Assets or to place Bentley in operating control of any of the Acquired Assets. Each Selling Entity shall also, without additional consideration, provide assistance to Bentley as may be reasonably requested by Bentley to assure the orderly transition of the Acquired Assets to Bentley.

         5.8 Non-Competition. As a material inducement for Bentley to enter into this Agreement, the Selling Entities covenant and agree that, commencing on the Closing Date and continuing for a period of four (4) years thereafter, the Selling Entities shall not, and will cause their Affiliates not to, directly or indirectly, do any of the following:

         (a) develop, market or distribute any product (i.e., products used primarily for road or rail design or survey) or maintenance programs that compete with the Civil products included in the Acquired Assets or related maintenance for such products; provided, however, that (i) the Selling Entities or their Affiliates may develop, market or distribute certain products that are not included in the Acquired Assets that contain, or in the future may contain, certain civil functions (e.g., DTM creation, modeling and analysis, and surveying) (the "Permitted Civil Products"); provided that neither the Selling Entities nor any of their Affiliates will develop, market or sell any of the Permitted Civil Products in substitution of or as a replacement for the Civil products included in the Acquired Assets or maintenance programs for such products, and (ii) Intergraph and its Affiliates may list Team GeoMedia products developed by its Team GeoMedia Business Partners (as designated by Intergraph from time to time in accordance with its Team GeoMedia publications, and none of which are Intergraph Affiliates) in (a) Intergraph's catalogues for GeoMedia products, (b) its GeoMedia web site, and (c) any other Intergraph marketing programs for Team GeoMedia products; provided, in each case, that Intergraph's materials and web site and programs shall not publicize any program offering Team GeoMedia products in substitution of or as a replacement for the Civil products included in the Acquired Assets or maintenance programs for such products; and, provided further, that Team GeoMedia products shall not be Permitted Civil Products hereunder except to the extent of activities described in (a) through (c) in this subparagraph (ii);

         (b) develop, market or distribute any products designed primarily to plot, (or view representations thereof created in order to be plotted) MicroStation and/or AutoCAD and/or Intellicad files (or files produced by any MicroStation or AutoCAD or Intellicad layered application, or any DGN or DWG files), or any maintenance program that competes with the Plotting products included in the Acquired Assets or related maintenance for such products. The foregoing shall not preclude: (A) products of the Selling Entities which are:
(i) for use in projects where the Selling Entities then provide vertical engineering design products that are not layered on AutoCAD, Intellicad, or MicroStation, and (ii) marketed primarily to plot data created by such vertical engineering design products; or (B) maintenance of the Selling Entities which:
(i) is designed and marketed primarily for the products described in (A), and
(ii) does not provide discounted or concessionary "competitive upgrades" (or similarly targeted marketing) to replace the Plotting products included in the Acquired Assets. For the purpose of this Section 5.8(b), the Bundled Products to be defined in the OEM Agreement between the parties when executed and delivered, will be considered MicroStation layered applications;

         (c) develop, market or distribute any stand-alone or server-based MicroStation-based raster product for processing engineering drawings (other than for GIS/Photogrammetry), or any maintenance programs that compete with the Raster products included in the Acquired Assets or related maintenance for such products, except in either case excluding the Selling Entities' or their Affiliates' non-MicroStation based technology platforms that may be developed in the future.

         In the event that the provisions of this Section 5.8 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum permitted by applicable law. Each of the Selling Entities specifically acknowledges and agrees that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of Bentley, that Bentley would not have entered into this Agreement in the absence of such restrictions, that any violation of such restrictions will result in irreparable injury to Bentley, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, Bentley, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of quantifying actual damages.

         5.9 Certain Employee Benefit Matters.

                  (a) The Selling Entities' Incentive Benefits. Not later than thirty days following the Closing Date, each Selling Entity will pay to the Transferred Employees any incentive compensation benefits due to such Transferred Employees through the Closing Date and to the other Transferred Employees the pro rata portion of the bonus payments to such persons through the Closing Date, if any, in accordance with such Selling Entity's bonus scheme in effect for 2000. For each Transferred Employee, such Selling Entity will pay Bentley at the Closing (by way of a set off against the cash portion of the Consideration) the amount of such Selling Entity's liability for accrued vacation for such Transferred Employee in the amount assumed by Bentley. For accrued vacation not assumed by Bentley, such Selling Entity will pay these liabilities directly to the Transferred Employee within thirty days following the Closing.


                  (b) Intergraph's Stock Incentive Plan. Intergraph shall extend, for a period of three months from the date of termination with respect to each Transferred Employee, the exercise periods under the Intergraph Corporation 1992 Stock Option Plan and the Intergraph Corporation 1997 Stock Option Plan for all vested awards as of the date of termination of employment by Intergraph of such Transferred Employee.


                  (c) Employment Assistance. Each Selling Entity will cooperate with Bentley in (i) the facilitation of the transfer of the Transferred Employees to Bentley, (ii) the performance by Bentley of its obligations under
Section 6.3 to offer employment with Bentley to such employees of such Selling Entity as such parties shall agree upon prior thereto and (iii) Bentley's effort to employ such employees. No Selling Entity will (A) except upon the authorization and direction of Bentley, make any representations, promises or other communications, whether written or oral, to such employees regarding employment with Bentley or employee benefits, plans or practices of Bentley, or
(B) take any act that diminishes Bentley's right to dismiss, subject to applicable law, any such employee with or without cause.


                  (d) Expense Report Reimbursement. Each Selling Entity will reimburse a Transferred Employee for any business related expenses incurred by that Transferred Employee with respect to the period prior to the Closing in accordance with such Selling Entity's standard expense reimbursement policy.

                  (e) Intergraph 401(k) Plan. Effective as of the date of the termination of employment by a Selling Entity in connection with this transaction, Intergraph, at its expense, shall take all actions which are necessary and appropriate to fully vest each Transferred Employee in all amounts in such employee's individual account in the Intergraph Corporation SavingsPlus Plan (the "Intergraph 401(k) Plan"). Any Transferred Employee who, as of the date of termination of such employee's employment with a Selling Entity, has an outstanding balance on any loan from the Intergraph 401(k) Plan, shall be eligible to transfer such loan, along with all amounts vested in such employee's Intergraph 401(k) Plan individual account, into the Bentley 401(k)/Profit Sharing Plan (the "Bentley 401(k) Plan") pursuant to a trust-to-trust transfer ("Plan Asset Transfer") made in accordance with the administrative policies and procedures of the Bentley 401(k) Plan and Section 414(l) of the Code, provided that at the time of the Plan Asset Transfer Intergraph represents and warrants to Bentley that the Intergraph 401(k) Plan (i) provides for Plan Asset Transfers and (ii) is a qualified employee pension benefit plan in compliance with Code Sections 401 et seq. The plan administrator of the Intergraph 401(k) Plan shall, upon reasonable request, promptly provide the plan administrator of the Bentley 401(k) Plan with any and all data, records and other information pertaining to any Transferred Employee, a beneficiary, dependent, spouse or former spouse of any Transferred Employee, the Intergraph 401(k) Plan individual account for any Transferred Employee, and any other information considered necessary and appropriate for the plan administrator of the Bentley 401(k) Plan to establish and administer an individual account for any Transferred Employee in the Bentley 401(k) Plan. The plan administrator of the Intergraph 401(k) Plan shall further cooperate to take all such reasonable actions as are necessary or appropriate for such plan administrator to take to effect the Plan Assets Transfer in a timely and efficient manner, including the filing of any reports, notices or disclosures which may be required by any governmental agency.

                  (f) Social Security Contributions; Health Insurance. The Selling Entities shall pay or cause to be paid all amounts accrued by them for social security contributions and employee health and welfare insurance with respect to Transferred Employees for years and periods (and portions thereof) ended on or prior to the Closing Date.

         5.10 Enforcement of Certain Contracts and Confidentiality Agreements. The Selling Entities agree to enforce, for the benefit of Bentley, any and all rights of the Selling Entities under any Contract retained by the Selling Entities pursuant to which any confidential or proprietary information relating to any of the Acquired Assets was provided by the Selling Entities to any Person. The Selling Entities shall promptly inform Bentley of any breach of which any of them become aware by any Person of the confidentiality obligations under any such Contract relating to confidential or proprietary information relating to any of the Acquired Assets.

         5.11 Confidential Information. Each of the Selling Entities hereby acknowledges that Bentley would be irreparably damaged if any proprietary or confidential information possessed by any Selling Entity concerning the Acquired Assets or Bentley (except for any information that is or becomes generally known to the public, otherwise than through a breach of this Agreement) were disclosed to or used by any Person engaged in competition with the Civil, Raster and Plotting products. Each of the Selling Entities shall not, and shall not permit any of their Affiliates, directors, officers, employees, accountants, agents or other representatives to use or disclose any such confidential or proprietary information, except as expressly permitted hereunder. If any Selling Entity is requested or required by any Tribunal to disclose any of such proprietary or confidential information, then such Selling Entity will provide Bentley with prompt written notice of such request or requirement. Bentley may then either seek appropriate protective relief from all or part of such request or requirement or waive such Selling Entity's compliance with the provisions of this Section 5.11 with respect to all or part of such request or requirement. Each Selling Entity shall cooperate with Bentley in attempting to obtain any reasonable protective relief that Bentley chooses to seek. If, after Bentley has had a reasonable opportunity to seek such relief, Bentley fails to obtain such relief, then such Selling Entity may disclose only that portion of such proprietary or confidential information which its legal counsel advises it is compelled to disclose.

         5.12 Assistance and Cooperation. After the Closing Date, each applicable Selling Entity agrees:

                  (a) to assist Bentley in preparing any tax returns that it is responsible for preparing and filing after the Closing Date with respect to the Acquired Assets conveyed on the Closing Date to the extent such tax returns require information not included within such Acquired Assets; to reasonably cooperate, at Bentley's expense, in preparing for any audits of, or disputes with Tribunals regarding, any tax returns relating to the Acquired Assets; and to make available to Bentley and to any Tribunal as reasonably requested all information, records and documents relating to liabilities for taxes associated with the Acquired Assets;


                  (b) to provide Bentley with reasonable access to the portions of such Selling Entity's tax records and reports, general ledgers and any other books, records, files or correspondence which relate to the Acquired Assets and to preserve all such information, records and documents until the expiration of any applicable statutes of limitation or extensions thereof and as otherwise required by law; and


                  (c) to provide timely notice to Bentley in writing of any pending or threatened tax audits or assessments related to the Acquired Assets for periods beginning after the Closing Date and of which such Selling Entity has knowledge and to furnish Bentley with copies of all correspondence received from any Tribunal in connection with any tax audit or information request with respect to any such period.

                                   ARTICLE VI

                              COVENANTS OF BENTLEY

         To induce the Selling Entities to enter into this Agreement and to consummate the transactions contemplated hereby, Bentley covenants as follows:

         6.1 Consummation of Transactions. Subject to the terms and conditions herein provided, from the date hereof through the Closing Date, Bentley will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement. From the date hereof through the Closing Date, Bentley shall not voluntarily take any action or course of action inconsistent with the satisfaction of the conditions, terms and provisions of this Agreement or the consummation of the transactions contemplated by this Agreement.

         6.2 Notification of Certain Matters. Prior to the Closing Date, Bentley shall give prompt notice to the Selling Entities of any material failure of Bentley or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement then remaining to be complied with or satisfied by it hereunder.

         6.3 Employment. Prior to the Closing, Bentley has offered employment with Bentley to the Transferred Employees. Such offers were consistent with the hiring policies of Bentley and included employee benefits generally comparable to those of other similarly situated Bentley employees. If the annual salaries offered to non-U.S. Transferred Employees are less than the annual salaries being paid to such non-U.S. Transferred Employees' by the Selling Entities prior to Bentley's employment offer, Bentley shall increase the annual salaries offered to such non-U.S. Transferred Employees to equal the annual salaries they had been receiving from Intergraph prior to Bentley's employment offer. Bentley reserves the right to revoke the offer and refuse to hire any employee who does not satisfy Bentley's pre-employment requirements. Bentley will assume each Selling Entity's liability to the Transferred Employees for accrued vacation up to one week in the aggregate for each Transferred Employee, and the amount of such assumed liabilities shall be set off against the cash portion of the Consideration payable at Closing. Bentley shall provide each Transferred Employee who works in the United States with holiday paid time-off for December 26, 2000 through and including December 29, 2000. Bentley shall also allow such employees to carry over the number of accrued vacation days (not to exceed five days) to which he or she is entitled as of the Closing and apply such accrued vacation days to his or her vacation time in 2001 in addition to Bentley's normal vacation allowance for such employees during the calendar year 2001. Bentley shall recognize the service with the Selling Entities of each Transferred Employee for employee benefit purposes, including vacation policy; provided, however, that in consideration of the foregoing obligations of Bentley with respect to non-U.S. Transferred Employees, Bentley shall be entitled to an offset against the Consideration in the amount of $219,600. Nothing in this Agreement shall diminish the right of Bentley, subject to any then applicable Legislative Enactments, to dismiss any of those employees of a

Selling Entity who become employees of Bentley with or without cause and to change the terms and conditions of employment of any or all of such employees.

         On or before January 31, 2001, Bentley shall pay Intergraph, for itself and the other Selling Entities, an amount equal to $414,300 multiplied by 130% multiplied by the quotient of the number of days from December 1, 2000 to the Closing divided by 31.

         6.4 Trade Names and Service Marks. Bentley agrees that it will discontinue the use, directly or indirectly, in any manner or form, of the name "Intergraph" and the corresponding logo thereof; provided, however, that until the six-month anniversary of the Closing Date, Bentley shall be permitted to use such name and logo only in connection with the distribution of inventory and supplies included in the Acquired Assets; and provided further that at any time following the Closing Date, Bentley shall be able to identify that the Acquired Assets were previously owned by the Selling Entities. Further, after the Closing, Bentley may use the name "Intergraph" and the corresponding logo thereof in the maintenance of the Acquired Assets and wherever its removal effects the operation of the Acquired Assets including registry keys, file system paths, and software component identifiers.

         6.5 Assistance and Cooperation. After the Closing Date, Bentley shall, to the extent reasonably requested by the Selling Entities, make available to the Selling Entities and to any Tribunal all information, records and documents relating to (i) liabilities of the Selling Entities for Taxes relating to the Acquired Assets, (ii) matters disclosed on Schedule 3.12, and (iii) such other matters as the Selling Entities may reasonably request relating to the Excluded Assets or the performance of obligations with respect thereto. Without limiting the generality of the foregoing, upon the request of the Selling Entities, Bentley shall use commercially reasonable efforts to permit certain of the Transferred Employees identified by the Selling Entities to appear as witnesses or trial representatives, and to assist the Selling Entities in trial preparation in connection with any litigation or proceeding relating to the matters disclosed on Schedule 3.12; provided, however, that the Selling Entities shall bear all reasonable out-of-pocket expenses (but without other expense or hourly charges) incurred by such Transferred Employees in providing any such requested assistance to the Selling Entities.

         6.6 Transfer of Certain Non-U.S. Pension Assets. Bentley and the Selling Entities shall take all steps reasonably required by the applicable law of any foreign jurisdiction to transfer the pension assets vested in any non-U.S. Transferred Employees under Intergraph's pension plan.

         6.7 OEM Agreement. As promptly as practical following the Closing, Bentley and Intergraph shall enter into a MicroStation OEM Agreement consistent with the terms set forth in that certain letter of intent dated April 20, 2000 between Bentley and Intergraph.

                                  ARTICLE VII

                                   MAINTENANCE

         7.1 Transferred Maintenance Revenues. Bentley hereby agrees to perform the maintenance obligations under the Maintenance Agreements on behalf of the Selling Entities with respect to the products included in the Acquired Assets. The Selling Entities shall be entitled to all revenues accrued under the Maintenance Agreements for any period prior to the MCO Date. Prior to the Closing, for purposes of calculating the principal amount of the Note on a preliminary basis (the "Preliminary Note Amount"), the Selling Entities shall provide Bentley with a schedule ("Schedule 7.1") which lists all Maintenance Agreements in effect in the United States as of October 31, 2000 and in effect outside of the United States as of July 31, 2000, specifying, without limitation, the products covered thereunder, the remaining terms thereof and the Maintenance Agreements that are scheduled to expire on or before the MCO Date. The revenues set forth on Schedule 7.1 shall be net of any third-party costs and shall not include any maintenance revenues with respect to the MicroStation product, and shall reflect those revenues that will accrue under all of the Maintenance Agreements for the period (for each such agreement) from the MCO Date through and including the earlier of (i) the expiration of the current term of the Maintenance Agreement in question (treating any renewal date as an expiration date), and (ii) the first anniversary of the MCO Date, (such earlier date is referred to herein as the "Expiration Date"). Such Schedule 7.1 is referred to herein as the "Schedule of Transferred Maintenance." The aggregate net maintenance revenues set forth on the Schedule of Transferred Maintenance for the period from the MCO Date to the Expiration Date is referred to herein as the "Transferred Maintenance Revenues." The Schedule of Transferred Maintenance Revenues shall also set forth the aggregate Transferred Maintenance Revenues by month and by currency for each country. The Preliminary Note Amount shall be equal to 1.5 times the amount of Transferred Maintenance Revenues. Within 50 days following the Closing, the Selling Entities shall use their good faith efforts to complete and shall provide to Bentley an updated Schedule of Transferred Maintenance setting forth all Maintenance Agreements in effect as of the MCO Date (the "Initial Updated Schedule of Transferred Maintenance"). The Initial Updated Schedule of Transferred Maintenance shall clearly show all changes from the initial schedule that was delivered at the Closing. Upon delivery of the Initial Updated Schedule of Transferred Maintenance, the Note shall be adjusted as provided in Section 2.2(c)(ii) hereof and the Intergraph payments described in Section 7.2 below shall be appropriately adjusted with retroactive effect to the MCO Date. If, despite the Selling Entities' good faith efforts, the Initial Updated Schedule of Transferred Maintenance does not reflect all Maintenance Agreements in effect as of the MCO Date, then the Selling Entities shall, within 150 days following the Closing, provide Bentley with a further updated Schedule of Transferred Maintenance ("Second Updated Schedule of Transferred Maintenance") setting forth all Maintenance Agreements as of the MCO Date. The Second Updated Schedule of Transferred Maintenance shall clearly show all changes from the initial schedule that was delivered at the Closing and the Initial Updated Schedule of Transferred Maintenance. Upon delivery of the Second Updated Schedule of Transferred Maintenance, the Note shall be further adjusted as provided in Section 2.2(c)(ii) hereof and the Intergraph payments described in Section 7.2 below shall be appropriately adjusted with retroactive effect to the MCO Date. All references herein to the "Schedule of Transferred Maintenance" after delivery of the Initial Updated Schedule of Transferred Maintenance or after delivery of the Second Updated Schedule of Transferred Maintenance, as the case may be, means such schedule as so updated; and the Transferred Maintenance Revenues reflected on each such schedule shall be referred to herein as the "Transferred Maintenance Revenues."

         7.2 Payment of Transferred Maintenance Revenues to Bentley and BSI Netherlands. For each Maintenance Agreement, during the period from the MCO Date through and including its Expiration Date, the Selling Entities will continue to invoice and collect the Transferred Maintenance Revenues from the subscriber. Subject to Section 7.5, within 30 days after the end of each month during said period, (a) Intergraph will remit to Bentley, regardless of amounts actually collected by the Selling Entities from the subscriber, a subcontractor fee in an amount equal to 95% of the Transferred Maintenance Revenues (excluding Transferred Maintenance Revenues relating to maintenance services provided to customers located in European countries (the "European Transferred Maintenance Revenues")) accrued for the immediately preceding month, and (b) the Selling Entities will remit to BSI Netherlands, regardless of amounts actually collected by the Selling Entities from the subscriber, a subcontractor fee in an amount equal to 95% of the European Transferred Maintenance Revenues accrued for the immediately preceding month. Monies remitted to Bentley and BSI Netherlands pursuant to this Section 7.2 shall be paid in U.S. dollars computed, for all Maintenance Agreements paid in non-U.S. currencies, at the exchange rate used to compute the amount of the Note at Closing, and payments hereunder to Bentley and BSI Netherlands shall be delivered via wire transfer of immediately available funds.

         7.3 Renewed Maintenance Revenues. Subject to Section 7.5, from and after the Closing Date, the Selling Entities shall have no authority to and shall not take any action to enter into any new or renew any Maintenance Agreements between itself and any subscriber with respect to the Civil, Raster or Plotting products. At or prior to the Expiration Date for each Maintenance Agreement, the Selling Entities and Bentley shall jointly take all appropriate actions to solicit and encourage subscribers to renew their maintenance programs for the products included in the Acquired Assets with Bentley or BSI Netherlands, as applicable. Within 30 days after the first anniversary of the MCO Date, Bentley shall provide Intergraph with a list of all subscribers from the list of subscribers described in the Schedule of Transferred Maintenance who have renewed such maintenance programs with Bentley or BSI Netherlands, as applicable. From and after the Expiration Date of the Maintenance Agreements, Bentley or BSI Netherlands, as applicable, shall be entitled to all Renewed Maintenance Revenues. For purposes hereof, "Renewed Maintenance Revenues" shall mean, with respect to the products included in the Acquired Assets, the monthly maintenance fees related to maintenance programs renewed with Bentley or BSI Netherlands, as applicable, after their respective Expiration Dates. Solely for purposes of calculating the Renewed Maintenance Revenues, the monthly maintenance fee (payable in foreign currency if applicable) for each renewed Maintenance Agreement shall be assumed to be the same as it was in the calculation of the Transferred Maintenance Revenues as of the first month after the MCO Date for the period (for each agreement) from the Expiration Date to the end of the first year after the MCO Date, notwithstanding the actual fee upon such renewal.

Bentley acknowledges that Intergraph has, prior to the date of this Agreement, provided price quotes in the ordinary course of its business relating to the renewal of maintenance services to certain of its customers whose Maintenance Agreements are scheduled to expire within 90 days following the date on which such price quotes were provided (the "Quoted Prices"). To the extent Bentley enters into renewed Maintenance Agreements with such customers following the Closing, Bentley shall, for the term of the renewed Maintenance Agreements, provide maintenance services thereunder at the Quoted Prices, provided that such Quoted Prices were consistent with Intergraph's past practice.

         7.4 Foreign Currencies. In calculating the Transferred Maintenance Revenues and the Renewed Maintenance Revenues for purposes of determining and adjusting the principal amount of the Note under Section 2.2(c)(ii), the portion of such revenues paid in non-U.S. currencies shall be denominated in U.S. dollars at the currency exchange rates in effect two Business Days before the Closing Date (with respect to Transferred Maintenance Revenues) and two Business Days before the date the Note is adjusted (with respect to Renewed Maintenance Revenues).

         7.5 CAD II Maintenance. The administration of and post-Closing payment obligations pertaining to CAD II Maintenance Agreements shall be governed by the Master Agreement for Local Purchasing and Select Partner Agreements, dated as of the date hereof, by and between Bentley and Intergraph. Transferred Maintenance Revenues and Renewed Maintenance Revenues under the CAD II Maintenance Agreements shall be calculated based upon the net amounts payable to Bentley for purposes of computing the principal amount of the Note.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT
                          TO THE OBLIGATIONS OF BENTLEY

         The obligations of Bentley under this Agreement to acquire the Acquired Assets and to assume the Assumed Liabilities shall be subject to the fulfillment of all of the following conditions at or before the Closing:

         8.1 Representations and Warranties. Each of the representations and warranties made by the Selling Entities set forth herein or in any Schedule, exhibit, instrument or other document delivered to Bentley pursuant to this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, to the same extent and with the same effect as if made on and as of the Closing Date, except where such representation clearly relates to another date specified therein (in which case, such representation or warranty shall relate to such specific date).

         8.2 Performance by Selling Entities. The Selling Entities shall have fully performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or before the Closing.

         8.3 Prohibitions, Restrictions and Litigation. On the Closing Date, there shall be no proceeding or other litigation outstanding or pending by any other Person against Bentley which prohibits or restricts, challenges or reasonably may be expected to give rise to a material challenge to the consummation of the transactions contemplated by this Agreement or which claims (or reasonably may be expected to give rise to a claim of) damages as a result of the consummation of the transactions contemplated by this Agreement or otherwise have a material adverse effect on the Acquired Assets.

         8.4 Consents. The waiting period under the HSR Act shall have expired or been terminated. The Selling Entities shall have received the Consents referred to in Schedule 3.4(a) that relate to the Closing and such other material Consents from any Tribunal or other Person as may be necessary or appropriate (a) to consummate the transactions contemplated by this Agreement with respect to the Closing; (b) to enable Bentley to utilize the Acquired Assets subsequent to the Closing in substantially the same manner as they were utilized prior to the Closing; or (c) that are necessary to prevent a breach of or a material default or penalty, or material increase in payments under, or a termination of any material Contract included in the Acquired Assets. Bentley shall have received the Consents referred to in Section 9.4.

         8.5 Lien Searches. Bentley shall have received current Uniform Commercial Code, judgment, bankruptcy and tax lien searches from the State of Alabama, the State of Delaware and other jurisdictions for each name under which a Selling Entity has held or utilized the Acquired Assets in the past five (5) years and the results of such searches shall evidence that no Liens, adverse claims or restrictions or judgments of record exist against any of the Acquired Assets which have not been discharged or terminated on or prior to the Closing Date. The Selling Entities shall have delivered to Bentley duly executed releases or terminations of financing statements, or other evidence satisfactory to Bentley that all Liens on any Acquired Assets have been released and terminated.

         8.6 Obtaining of Financing. Bentley shall have completed an equity or debt financing on terms satisfactory to it pursuant to which it shall have obtained sufficient funds to pay the cash portion of the Consideration at the Closing.

         8.7 Certificate of the Selling Entities and Certain Officers. Bentley shall have received a certificate, dated the Closing Date, executed by the President or any Vice President of Intergraph and, with respect to the Selling Entities, by the President or any Vice President of each such Selling Entity, to the effect that the conditions set forth in Sections 8.1, 8.2, 8.4 and 9.3 have been satisfied.

         8.8 Absence of Material Adverse Change. Since the date of this Agreement, there shall have occurred no materially adverse change in the condition (financial or otherwise), assets (taken as a whole), liabilities (taken as a whole), properties (taken as a whole), business or prospects of the Acquired Assets.

         8.9 Closing Deliveries. To the extent not otherwise included in the foregoing provisions of this Article VIII, Bentley shall have received the closing deliveries set forth in Section 2.3.

                                   Article IX

                              CONDITIONS PRECEDENT
                   TO THE OBLIGATIONS OF THE SELLING ENTITIES

         The obligations of each Selling Entity under this Agreement to sell the Acquired Assets shall be subject to the fulfillment of all of the following conditions at or before the Closing:

         9.1 Representations and Warranties. Each of the representations and warranties made by Bentley set forth herein or in any Schedule, Exhibit, instrument or other document delivered to a Selling Entity pursuant to this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, to the same extent and with the same effect as if made on and as of the Closing Date, except where such representation or warranty clearly relates to another date specified therein (in which case such representation shall relate to such specified date).

         9.2 Performance by Bentley. Bentley shall have fully performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.

         9.3 Prohibitions, Restrictions and Litigation. On the Closing Date, there shall be no proceeding or other litigation outstanding or pending by any other Person against any of the Selling Entities which prohibits or restricts, challenges or reasonably may be expected to give rise to a material challenge to consummation of the transactions contemplated by this Agreement or which claims (or reasonably may be expected to give rise to a claim of) damages as a result of the consummation of the transactions contemplated by this Agreement or otherwise have a material adverse effect on any of the Selling Entities subsequent to the Closing.

         9.4 Consents. The waiting period under the HSR Act shall have expired or terminated. Bentley shall have received such material Consents from any Tribunal or other Person as may be necessary or appropriate to consummate the transaction contemplated by this Agreement without any conditions which Intergraph might reasonably consider to be material and adverse to any of the Selling Entities or its business and operations after the Closing. The Selling Entities shall have received the Consents referred to in Section 8.4.

         9.5 Receipt of Consideration. Intergraph shall have received the Consideration.

         9.6 Certificate of Bentley. Intergraph shall have received a certificate, dated the Closing Date, executed by the Chairman of the Board, President or any Vice President of Bentley, to the effect that the conditions set forth in Sections 8.3, 9.1, 9.2 and 9.4 have been satisfied.

         9.7 Closing Deliveries. To the extent not otherwise included in the foregoing provisions of this Article IX, Intergraph shall have received the closing deliveries set forth in Section 2.4.

                                   Article X

                             INDEMNIFICATION; OFFSET

         10.1 Indemnification by Selling Entities. The Selling Entities, jointly and severally, agree to indemnify and hold harmless Bentley and its directors, officers, employees, advisors, Affiliates, agents, representatives, stockholders, successors and assigns (the "Bentley Indemnitees"), from and against any and all losses, damages, liabilities, claims, costs and expenses, including without limitation Legal Expenses (collectively, "Losses") arising out of, based upon or resulting from:

                  (a) any error, inaccuracy or misrepresentation in any of the representations and warranties made by any of the Selling Entities herein or in any certificate or other document or instrument furnished or to be furnished by any of the Selling Entities to Bentley in connection with this Agreement;

                  (b) any violation or breach of any covenant or obligation by any of the Selling Entities of, or default by any of the Selling Entities under, this Agreement or any certificate or other document or instrument furnished or to be furnished by any of the Selling Entities to Bentley in connection with this Agreement, or the consummation of the transactions contemplated hereby;

                  (c) any of the assets or liabilities of any of the Selling Entities not included in the Acquired Assets or Assumed Liabilities, respectively;

                  (d) any liability or obligation arising out of the termination of employment of an employee of any of the Selling Entities;

                  (e) any litigation, suits, actions or proceedings referred to on Schedule 3.11 attached to this Agreement;

                  (f) any third-party claim (i) that any of the Intellectual Property included in the Acquired Assets or licensed to Bentley pursuant to the Cross License Agreement infringes on such third party's intellectual property rights, including without limitation Unisys' GIF File Format Patent (Pat # 4,558,302) relating to the LZW Compression software, (ii) that challenges any of the Selling Entities' ownership of or other rights in any of the Intellectual Property, including, without limitation, any copyrights or trademarks, or (iii) that any patents, patent registrations or applications, trademark registrations or applications or copyright registrations or applications are invalid;

                  (g) any liability or obligation which relates to any noncompliance with any bulk sales law in connection with the transactions contemplated by this Agreement;

                  (h) any liability or obligation with respect to any income, franchise, sales, use or other Taxes (and Transactions Taxes, if any, to the extent provided in Section 11.12 hereof) and with respect to any social security contributions (including both employers' and employees' contributions) of any of the Selling Entities which are attributable to periods ending prior to the Closing Date;

                  (i) the enforcement, or the attempted enforcement, of any Non-Compete Covenant against Bentley, any of its Affiliates or any of their employees, acting in his or her capacity as an employee of Bentley or an Affiliate of the same;

                  (j) the transfer to Bentley of the rights and obligations of any of the Selling Entities arising with respect to periods prior to the Closing Date from the employment relationships of any of the Selling Entities with the Transferred Employees existing immediately prior to the Closing Date, by virtue of applicable Legislative Enactments of any Tribunal to implement EEC Council Directive 77/187;

                  (k) the failure to transfer to Bentley the rights and obligations of any of the Selling Entities arising from the employment relationships of any of the Selling Entities with any of its employees existing immediately prior to the Closing Date, by virtue of applicable Legislative Enactments of any Tribunal to implement EEC Council Directive 77/187;

                  (l) any liability or obligation arising under an applicable Environmental Law relating to any of the Selling Entities or any of their Affiliates (whether or not such liability or obligation would constitute a breach of the representation and warranty set forth in Section 3.12 hereof) which has not been caused by Bentley or any of its Affiliates;

                  (m) any liability or obligation with respect to the payment of the applicable Consideration to Intergraph as agent and on behalf of a Selling Entity; or

                  (n) any matters described or required to be described on the Schedules pursuant to any provision of this Agreement, except for the Assumed Liabilities; or the failure of any of the Selling Entities or any ERISA affiliate to pay, perform or otherwise discharge, any liabilities relating to any Employee Pension Benefit Plans, Employee Welfare Benefit Plans, violation of law with respect thereto, contributions and agreements relating thereto, ERISA, COBRA or HIPAA or otherwise relating to benefits for any Selling Entity's employees of any pension, retirement, healthcare or other employee benefit plan maintained by Intergraph.

Notwithstanding the foregoing provisions of this Section 10.1, no Selling Entity shall have any obligation to indemnify, compensate, reimburse or pay any sum to the Bentley Indemnitees in respect of any Losses ("Bentley Losses") pursuant to
Section 10.1(a) unless and until all Bentley Losses for which Bentley Indemnitees are entitled to receive indemnification under such Section 10.1(a) exceed, in the aggregate, $400,000 (it being understood and agreed that all such Bentley Losses shall accumulate until such time as they exceed $400,000, at which time the Selling Entities shall be obligated to indemnify any Bentley Indemnitee seeking indemnification under Section 10.1(a) for the aggregate amount of the Bentley Losses, rather than the amount that exceeds $400,000) or in excess of the aggregate amount of the Consideration; provided, however, that the above limitations shall not be applicable to any claims for Bentley Losses pursuant to Sections 10.1(b)-(n), Bentley Losses described in the immediately following paragraph or any Bentley Losses relating to adjustments to the Consideration in Bentley's favor resulting from the audit referred to in Section 2.1(e). The parties further agree that the liability of the Selling Entities specified above with respect to the Bentley Losses shall be reduced to the extent of any insurance proceeds actually received by any of the Bentley Indemnitees for such Bentley Losses from the Selling Entities or any of its Affiliates or any insurance carrier of the Selling Entities or any of their Affiliates.

In addition to the above, the Selling Entities shall indemnify and hold harmless Bentley under this Section 10.1 for any Losses arising out of, based upon or resulting from breaches of those representations or warranties of the Selling Entities set forth in Sections 3.22, 3.23 and 3.24 that are qualified or limited by "knowledge" or similar limitations as if such representations or warranties were included in this Agreement without such qualifications or limitations.

         10.2 Indemnification by Bentley. Bentley agrees to indemnify and hold harmless each of the Selling Entities and their respective directors, officers, employees, advisors, Affiliates, agents and representatives, stockholders, successors and assigns (the "Intergraph Indemnitees"), from and against any and all Losses arising out of, based upon or resulting from:

                  (a) any error, inaccuracy or misrepresentation in any of the representations and warranties made by Bentley herein or in any certificate or other document or instrument furnished or to be furnished by Bentley to any of the Selling Entities in connection with this Agreement;

                  (b) any violation or breach of any covenant or obligation by Bentley of, or default by Bentley under, this Agreement or any certificate or other document or instrument furnished or to be furnished by Bentley to any of the Selling Entities in connection with this Agreement, or the consummation of the transactions contemplated hereby;

                  (c) the failure of Bentley to pay, perform or discharge when due any of the Assumed Liabilities and any of its obligations with respect to Transaction Taxes, if any, to the extent provided for in Section 11.12 hereof;

                  (d) any and all claims resulting from Bentley's use of the Intergraph name and Service Marks;

                  (e) any condition, event or activity relating to the Acquired Assets that occurs on or after the Closing Date; and

                  (f) any use or exploitation by Bentley of the Intellectual Property in violation of the Intellectual Property assignments or the Cross-License Agreement.

Notwithstanding the foregoing provisions of this Section 10.2, Bentley shall not have any obligation to indemnify, compensate, reimburse or pay any sum to the Intergraph Indemnitees in respect of any Losses ("Intergraph Losses") pursuant to Section 10.2(a) unless and until all Intergraph Losses for which Intergraph Indemnitees are entitled to receive indemnification under such Section 10.2(a) exceed, in the aggregate, $400,000 (it being understood and agreed that all such Intergraph Losses shall accumulate until such time as they exceed $400,000, at which time

Bentley shall be obligated to indemnify any Intergraph Indemnitee seeking indemnification under Section 10.2(a) for the aggregate amount of the Intergraph Losses, rather than the amount that exceeds $400,000) or in excess of the aggregate amount of the Consideration; provided, however, that the above limitations shall not be applicable to any claim for Intergraph Losses pursuant to Sections 10.2(b)-(f) or any Intergraph Losses relating to adjustments to the Consideration in Intergraph's favor resulting from the audit referred to in
Section 2.1(e). The parties further agree that the liability of Bentley specified above with respect to the Intergraph Losses shall be reduced to the extent of any insurance proceeds actually received by any of the Intergraph Indemnitees for such Intergraph Losses from Bentley or any of its Affiliates or any insurance carrier of Bentley or any of its Affiliates.

         10.3 Satisfaction of Claims. If any Person entitled to indemnification under this Article X (an "Indemnified Party") desires to assert any claim for indemnification or to be held harmless under this Article X (a "Claim"), the Indemnified Party shall deliver to the Person that is obligated to provide such indemnification (the "Indemnifying Party") notice of its demand for satisfaction of such Claim (a "Request"), specifying in reasonable detail the amount of such Claim and, to the extent practicable under the circumstances, the basis for asserting such Claim. Within 30 days after the Indemnifying Party has been given a Request, the Indemnifying Party shall either (i) satisfy the Claim requested to be satisfied in such Request by delivering to the Indemnified Party payment by wire transfer or a certified or bank cashier's check payable to the Indemnified Party in immediately available Federal Reserve Funds in an amount equal to the amount of such Claim, or (ii) notify the Indemnified Party that the Indemnifying Party contests such Claim by delivering to the Indemnified Party an objection to such Claim, specifying in reasonable detail, to the extent practicable under the circumstances, the basis for contesting such Claim. If the Indemnifying Party fails to satisfy a Claim (or portion of a Claim) within 30 days after the Indemnifying Party has been given a Request with respect to such Claim, and whether or not the Indemnifying Party has contested such Claim, the Indemnifying Party shall pay the Indemnified Party asserting such Claim interest on the unpaid amount of such Claim (or unpaid portion of a Claim) at the Prime Rate, computed from the date such Request was given to the Indemnifying Party to the date such Claim (or portion of a Claim) is satisfied; provided, however, that the Indemnifying Party shall not be required to pay the Indemnified Party interest on that part of any unpaid Claim (or portion of a Claim) which the Indemnifying Party successfully contests.

         10.4 Matters Which May Give Rise to Claims.

                  (a) Notice and Control. Within 20 days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's capacity to defend) after receipt by an Indemnified Party of notice of commencement of any action evidenced by service of process or other legal pleading which it determines has given or could give rise to a Claim (a "Third-Party Matter"), the Indemnified Party shall give the Indemnifying Party written notice thereof (together with a copy of such Claim, process or other legal pleading). The Indemnifying Party shall assume the defense of such Claim and in connection therewith:

                           (i) such Indemnifying Party shall defend such Third-Party Matter at its own expense, in good faith and in a manner consistent with the best interests of the Indemnified Party;


                           (ii) such Indemnifying Party shall keep the Indemnified Party fully informed as to the status of the defense of such Third-Party Matter;


                           (iii) such Indemnifying Party shall employ legal counsel, accountants and/or other experts reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in connection with such Third-Party Matter;


                           (iv) the Indemnified Party shall have the right to observe and be present (at its own expense) at any and all meetings, conferences and other proceedings with respect to such Matter;


                           (v) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such Third-Party Matter or ceasing to defend against such Third-Party Matter, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party;


                           (vi) without the written consent of the Indemnified Party, the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving of a release from liability in respect of such Third-Party Matter to each Indemnified Party by the claimant or plaintiff; and


                           (vii) unless such Indemnifying Party is successful in defending such Third-Party Matter on the merits, any and all losses, damages, costs, and expenses which any Indemnified Party shall suffer or incur in connection with such Third-Party Matter shall be conclusively deemed to be losses, damages, costs and expenses as to which the Indemnified Party shall have the right to be indemnified and held harmless under this Article X.

         Neither the observation or participation by any Indemnified Party in the defense of any Third-Party Matter, nor the failure by any Indemnified Party to observe or participate in the defense of any Third-Party Matter, shall affect in any way the liabilities and obligations of the Indemnifying Party with respect to such Third-Party Matter under this Article X.

         If the Indemnifying Party does not assume the defense of such Third-Party Matter with legal counsel reasonably satisfactory to the Indemnified Party within 15 days after the Indemnifying Party has received notice of such Third-Party Matter from the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, compromise and settlement of such Third-Party Matter on behalf of and for the account and risk of the Indemnifying Party.

                  (b) Expenses. If the Indemnified Party undertakes the defense, compromise and settlement of such Third-Party Matter pursuant to Section 10.4(a), the Indemnifying Party will promptly reimburse the Indemnified Party for all reasonable fees, costs and expenses (including but not limited to Legal Expenses) incurred by the Indemnified Party in respect of such Third-Party Matter. The reimbursement of such fees, costs and expenses shall be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

                  (c) Cooperation. The Indemnified Party and the Indemnifying Party shall cooperate in the defense of a Third Party Matter that is defended in accordance with this Section 10.4, and shall make available to the defending person or its representative all records and materials required for its use in such defense.

         10.5 Rights to Set-Off. Notwithstanding anything to the contrary in this Agreement, (a) Bentley shall have the right to set-off against the remaining unpaid Consideration (including, for such purposes, a reduction in the principal and interest due on the Note which shall be applied first to accrued and unpaid interest and then to unpaid principal) (i) any amounts then due but not paid by Intergraph as a result of any Bentley Losses which any Bentley Indemnitee has incurred and for which such Bentley Indemnitee is entitled to indemnification under this Article X or (ii) any payments due but not paid to Bentley under Section 7.2 in connection with the Maintenance Agreements, and (b) Intergraph shall have the right to set-off against the amounts due to Bentley under Section 7.2 (i) any amounts then due but not paid by Bentley as a result of any Intergraph Losses which any Intergraph Indemnitee has incurred and for which such Intergraph Indemnitee is entitled to indemnification under this
Article X or (ii) at any time while there shall be any past due payment of principal or interest under the Note; any amount of principal or interest then or thereafter to become due under the Note, in whatever order Intergraph may in its discretion elect; provided, however, that Intergraph and Bentley agree and acknowledge that any amounts that the other sets off pursuant to its right under this Section 10.5 shall not be considered past due. The parties agree that no other offsets shall be permitted against the amounts payable by each to the other hereunder or under the Note.


                                   Article XI

                                     GENERAL

         11.1 Survival of Representations and Agreements. All representations and warranties contained in this Agreement or in any certificate, document, affidavit or instrument delivered pursuant to this Agreement shall survive the Closing and any investigation made at any time by or on behalf of any of the parties or any other Person and shall continue in full force and effect:

                  (a) forever and without any limit upon duration in the case of the representations and warranties set forth in Sections 3.3, 3.11, 3.12, 3.15, 3.19, 3.22, 3.23, 3.24 and 4.3;

                  (b) until 60 days following the latest date on which any statute of limitations (including any extensions thereof) expires with respect to any taxable year or period up to and including any taxable year or period ending on or which includes the Closing Date, in the case of the representation and warranty of the Selling Entities set forth in Section 3.10 hereof;

                  (c) in the case of a representation or warranty of the Selling Entities set forth in Sections 3.16 and 3.20 hereof, until 60 days following the expiration date of the statute of limitations underlying such representation or warranty; and

                  (d) until the expiration of the twenty-four (24) month period following the Closing Date in the case of all other representations and warranties.

         11.2 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual consent in writing of Bentley and Intergraph;


                  (b) by Bentley or the Selling Entities, if the Closing has not occurred by December 31, 2000, provided that the failure to close is not a result of a breach of the party acting to terminate this Agreement;

                  (c) by Bentley, if any representation or warranty of Intergraph made in or pursuant to this Agreement is untrue or incorrect in any material respect, Intergraph materially breaches the convents or other terms of this Agreement or if any of the conditions precedent to Closing contained in
Article VIII are not satisfied; or

                  (d) by Intergraph, if any representation or warranty of Bentley made in or pursuant to this Agreement is untrue or incorrect in any material respect, Bentley materially breaches the covenants or other terms of this Agreement or if any of the conditions precedent to Closing contained in
Article IX are not satisfied.

         A party terminating this Agreement pursuant to this Section 11.2 shall give written notice thereof to the other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without any further action by any party; provided, however, that if such termination is by Bentley or Intergraph pursuant to Section 11.2(c) or (d), respectively, nothing herein shall effect the non-breaching party's right to damages on account of such other party's breach.

         11.3 HSR Filings; Other Filings. Each of the Selling Entities and Bentley has filed with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States

Department of Justice ("DOJ") a Notification and Report Form and related material required to be filed by it under the HSR Act with respect to the transactions contemplated hereby. The Selling Entities and Bentley shall cooperate and use reasonable efforts to prepare and file as promptly as practicable after the date hereof all requisite applications, notices and other necessary instruments or documents in order to obtain the approvals, Consents and other authorizations referred to in Sections 3.4 and 4.4 (including any additional documents and materials required by the FTC or DOJ) and agree to act with all reasonable diligence to obtain all such approvals and licenses.

         11.4 Expenses of Transaction. Except as provided in Sections 2.2(b) and 2.2(d), each party shall be responsible for its own costs associated with the negotiation and consummation of the transactions contemplated hereby, including without limitation all legal, consulting and accounting expenses and any fees or commissions due any broker as a consequence of the consummation of such transactions. The filing fees paid to the FTC in connection with the filings pursuant to the HSR Act have been borne equally by Bentley and Intergraph. Each of the parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission or other remuneration arising by reason of any services alleged to have been rendered to or at the insistence of said party with respect to this Agreement or any of the transactions contemplated hereby.

         11.5 Public Disclosure. No party shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby, except with the prior written consent of the other party; provided, however, that such consent shall not be required for any disclosure or reporting obligations of any party, to the extent required by applicable Legislative Enactments or other competent authority, but (to the maximum extent practicable under the circumstances) such disclosing party shall consult with the other party in advance.

         11.6 Notices. Any notices or other communications required or permitted hereunder or under any other agreement contemplated hereunder shall be deemed given if sent by registered or certified mail (postage prepaid), overnight delivery via nationally recognized courier, or facsimile transmission (provided that in the case of courier or facsimile transmission, a copy is also sent by registered or certified mail, postage prepaid); in each case addressed as follows:

         If to any of the Selling Entities, to:

                  Intergraph Corporation
                  One Madison Industrial Park
                  Huntsville, Alabama  35894-0001
                  Attention:  John W. Wilhoite
                  Facsimile No.:  (256) 730-2048

         If to Bentley, to:

                  Bentley Systems, Incorporated
                  690 Pennsylvania Avenue

                  Exton, Pennsylvania 19341
                  Attention:  David G. Nation, Senior Vice President and
                              General Counsel
                  Facsimile No.:  (610) 458-3181

Each such Person may designate by notice to all other such Persons a new address for its receipt of notices and other communications. The return receipt for mail, the delivery receipt for such a courier or the answerback for facsimile transmission shall be conclusive evidence of such delivery.

         11.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Bentley may not assign any right under this Agreement or delegate any obligations hereunder without the express prior written consent of Intergraph, except to one or more other Affiliates of Bentley; provided, however, that any such delegation of obligations hereunder to one or more Affiliates of Bentley shall not relieve Bentley of any of its obligations under this Agreement. No Selling Entity may assign any rights under this Agreement or delegate any obligations hereunder without the express prior written consent of Bentley, provided that, Bentley acknowledges that Foothill Capital Corporation, Intergraph's lender, has a lien on Intergraph's rights under this Agreement.

         11.8 Amendments; Waivers, Etc. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties to this Agreement. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

         11.9 Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by, and interpreted and construed in accordance with, the substantive laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

         11.10 Consent to Jurisdiction. In relation to any legal action, suit or proceeding to which Bentley or any Selling Entity is a party arising out of or in connection with this Agreement or any of the transactions contemplated by this Agreement, Bentley and each of the Selling Entities hereby irrevocably, for itself and on behalf of their Affiliates, (a) submits to the non-exclusive jurisdiction of the courts of the United States of America for the District of Delaware and to any state court in the State of Delaware (such courts being herein referred to as the "Agreed Courts") solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to herein, and (b) waives and agrees not to assert, as a defense in any proceeding for the interpretation or enforcement hereof or of any document referred to herein, that it is not subject to the jurisdiction of the Agreed Courts, or that such proceeding may not be brought or is not maintainable in the Agreed Courts, or that this Agreement or any of such documents may not be enforced in or by the Agreed Courts, or that its property is exempt or immune from execution, or that the proceeding is brought in any inconvenient forum or that the venue of the proceeding is improper. Such submission to jurisdiction shall not affect any right of Bentley or any Selling Entity to commence proceedings in any other jurisdiction, and the commencement of proceedings in any jurisdiction shall not preclude Bentley or any Selling Entity from commencing proceedings in any other jurisdiction. Service of any and all process that may be served on any party hereto in any proceeding arising out of this Agreement may be made in the manner and to the addresses set forth in Section
11.6 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made. Nothing shall affect the right to serve any process in any other manner permitted by law.

         11.11 Specific Performance. In addition to any other remedy to which any party may be entitled, the parties agree that temporary and permanent injunctive relief and specific performance (which specific performance may take the form of delivery of any assets which may inadvertently have been omitted from a Schedule hereto) may be granted, to the extent permitted under applicable law, without proof of actual damages or inadequacy of legal remedy in any proceeding that may be brought to enforce any of the provisions of this Agreement.

         11.12 Tax Matters.

                  (a) Tax Reporting for 2000. The Selling Entities will (i) prepare and timely file with each applicable tax or revenue service, taxing authority, or taxing tribunal (where the Acquired Assets are subject to Tax) Tax Returns which include all income, gains, losses, deductions and credits attributable to the Acquired Assets for the period or periods up to but not including the Closing Date and (ii) make timely payments of, and indemnify and hold Bentley harmless from and against, all Taxes required to be reflected on such Tax Returns. Bentley will (A) prepare and timely file with each applicable tax or revenue service, taxing authority, or taxing tribunal (where the Acquired Assets are subject to Tax) Tax Returns which include all income, gains, losses, deductions and credits attributable to the Acquired Assets for the period on or after the Closing Date and (B) make timely payments of, and indemnify and hold the Selling Entities harmless from and against, all Taxes required to be reflected on such Tax Returns.


                  (b) Transaction Taxes.


                           (i) Liability, Indemnification and Payment. (A) If, contrary to the considered judgment of the parties as set forth in
         Section 11.12(b)(ii) below, any sales and use taxes are imposed by any taxing authority, tax or revenue service, or tax tribunal within the State of Alabama (the "Alabama Sales and Use Taxes"), the party upon which such Alabama Sales and Use Taxes are legally imposed shall pay such sales and use taxes and any related interest, penalty, etc. to the applicable taxing authority and the other party shall promptly pay to, indemnify and hold the paying party harmless from and against 50% of such Alabama Sales and Use Taxes and any related interest, penalty, etc. (B) similarly, the parties shall each indemnify one another against 50% of all other Transaction Taxes ("Other Transaction Taxes"). (C) In every case where a payment of Transaction Taxes is required to be made directly by the indemnitee to the relevant taxing authority, (i) the indemnifying party shall pay to the indemnitee the amount of such Transaction Taxes which are required to be paid by the indemnitee within thirty (30) days of the date that the indemnitee furnishes the indemnifying party with written notice and documentation proving that such Transaction Taxes are due and payable by the indemnitee to the applicable taxing authority and (ii) such amount shall bear interest at the Prime Rate if not paid within such thirty (30) day period. In this regard, Transaction Taxes shall not be deemed to be due and payable by the indemnitee during any period in which such Transaction Taxes may legally be contested without advance payment, unless the indemnifying party requests the indemnitee to make payment of such Transaction Taxes.


                           (ii) Planning and Cooperation. Each of the Selling Entities and Bentley (A) believe, based on their separate and independent research, that each of the transfers provided for in this Agreement are transfers of a business as a going concern, if and to the extent allowable under applicable Legislative Enactments with respect to value added taxes ("VAT"), (B) believe, based on their separate and independent research, that each of the transfers provided for in this Agreement qualify as transfers that are exempt from Alabama Sales and Use Taxes, based on the casual sale and other allowable exemptions, and
         (C) shall act in a manner consistent with the foregoing. In the event that there is any assertion or determination that VAT, Alabama Sales and Use Tax, or Other Transaction Tax applies or may apply in connection with any transactions under this Agreement, or in connection with any transactions under this Agreement as to which any type of Other Transaction Tax does or may apply, Bentley and the applicable Selling Entities shall, in consultation and cooperation with each other and on a timely basis and commercially reasonable basis, give such notices, make such filings and requests, adopt such reporting positions, provide such information, and appear before such tax or revenue service, taxing authority, or taxing tribunal as are required, desirable, or reasonably requested by the other party, in an effort to maintain that such transfers are exempt or otherwise outside the scope of VAT, the Alabama Sales and Use Tax, or Other Transaction Taxes (as the case may be), in order to obtain or perfect an exemption of such transactions from VAT, the Alabama Sales and Use Tax, or Other Transaction Taxes (as the case may be), in order to obtain a reduction in rates for VAT applicable to such transactions, or in order to obtain a recovery of any VAT, Alabama Sales and Use Tax, or Other Transaction Tax (as the case may be) paid with respect to such transactions. Notwithstanding anything in this Section 11.12(b)(ii) to the contrary, however, no party (the "first party") shall be required to take any action requested by the other party (the "requesting party") which results or could reasonably result in an increase in the amount of Taxes or Transaction Taxes imposed upon the first party or its Affiliates, unless the requesting party agree to indemnify the first party and its Affiliates for the amount of any such increase in Taxes or Transaction Taxes. Further, no party will be required to take any action requested by the other party that is not based on accepted tax practice and the legal requirements regarding the Transaction Tax involved.


                           (iii) Audits, Litigation, and other Contests. (A) Each party shall promptly provide the other party with written notice of any claim, or of the commencement of any audit or proceeding, together with copies of all correspondence, notices or other documents relating thereto, which may result in increased Transaction Taxes. (B) In the case of Alabama Sales and Use Taxes, both the Selling Entities and Bentley shall jointly control the contest of such sales and use taxes, both the Selling Entities and Bentley shall keep each other fully informed of all proceedings relating to Alabama Sales and Use Taxes, both the Selling Entities and Bentley shall take such steps as are reasonably requested by the other party in order to allow such other party to participate in any contest of such Alabama Sales and Use Taxes, and neither the Selling Entities nor Bentley shall be permitted to settle or compromise the dispute of Alabama Sales and Use Taxes without the written consent of the other party. However, either party can pay its 50% share of any disputed Alabama Sales and Use Taxes (and any related interest, penalties, etc.) at any time by notifying and paying to the other party such 50% share of disputed Alabama Sales and Use Taxes and any related interest, penalties, etc. that have accrued through such date of payment. In cases where a party (the "surrendering party") pays its 50% share of disputed Alabama Sales and Use Taxes in accordance with the preceding sentence, the surrendering party shall provide the other party (the "continuing party") with powers of attorney or other appropriate documents which will enable the continuing party to fully control and continue the dispute, shall not take any actions or disclose any information that would adversely affect the continuing party's conduct or resolution of the dispute, and shall be released of any further liability with respect to, and shall not share in any favorable resolution of, the disputed Alabama Sales and Use Taxes. (C) Similar contest provisions shall apply in the case of Other Transaction Taxes.


                           (iv) Record Retention. Each party will retain all Tax Returns, schedules, material records, workpapers or other documents relating to Transaction Taxes until the expiration of the statute of limitations (including extensions) for assessing or collecting such Transactions Taxes. Before any tax records or documents are destroyed, the party holding such records shall notify the other party of its intent to destroy them and shall offer any such records to the other party. If the other party wishes to receive such records, it shall notify the party holding the records or documents within 45 days of receipt of notice of the other party's intent to destroy, and will be liable for any costs related to the transfer of such records.


         11.13 Knowledge. All references in this Agreement to a party's knowledge respecting a particular matter shall conclusively be deemed and presumed to include, without limitation, all facts, circumstances and conditions known to such party, its directors and officers after reasonable due inquiry (except as otherwise specifically noted herein) regarding such matter; provided, however, that in the case of the Selling Entities, the only officers that will be deemed and presumed to have knowledge of a given matter will be James Taylor, John W. Wilhoite, Dennis Sanders, Larry T. Miles, David Vance Lucas and all Presidents or other chief operating officers of the vertical business units responsible for the development, design or sale of the Civil, Plotting or Raster products.

         11.14 Waiver of Bulk Sales Compliance. The parties hereby waive compliance with the bulk transfer or bulk sales provisions of the applicable state Uniform Commercial Code provisions or any other Legislative Enactment; provided, however, that such waiver shall not constitute a limitation of the rights of Bentley under Article X.

         11.15 Waivers of Deliveries or Conditions Precedent. Notwithstanding any provision to the contrary in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement, any express or implied waiver by Bentley or the Selling Entities of the requirement of the other to deliver any item or Consent to be delivered at the Closing or to satisfy any conditions precedent shall not abrogate, diminish or otherwise affect any rights of the waiving party under this Agreement, including without limitation those rights set forth in Section 11.2.

         11.16 Number and Gender. Unless the context otherwise requires, the singular and plural forms in this Agreement shall be mutually inclusive, and the masculine, feminine and neuter forms in this Agreement shall be mutually inclusive.

         11.17 Section Headings, Schedules, Etc. The cover page and table of contents preceding this Agreement and the headings of the various sections of this Agreement and the Schedules hereof and Exhibits hereto are for convenience of reference only and do not, and shall not be deemed to, modify, define, expand or limit any of the terms or provisions hereof. Any item referenced in a Schedule hereto is deemed to be disclosed only with respect to the specific Section number of this Agreement which is explicitly referenced in the Schedule. The absence of any Schedule hereto, the purpose of which is set forth exceptions or other qualifications to the representations and warranties hereunder, shall be deemed to state that no such exceptions or qualifications exist.

         11.18 Complete Agreement; Counterparts. This document and the documents (including Exhibits and Schedules) referred to herein, contain the complete agreement and understanding of the parties hereto and thereto with respect to the matters covered hereby and thereby, and they rescind and supersede any prior agreements and understandings which may have in any way related to the subject matter hereof and thereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may be executed by the parties hereto in several counterparts, and, when so executed and delivered, shall be an original as against any party whose signature appears thereon, but all such counterparts shall together constitute but one and the same instrument.

         11.19 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

         11.20 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their respective duly authorized officers or representatives, all as of the day and year first above written.


                             SELLING ENTITIES:

                             INTERGRAPH CORPORATION


                             By:  /s/ John W. Wilhoite
                                 -----------------------------------------------
                             Name:  John W. Wilhoite
                             Title: Vice President

                             Intergraph (UK), Ltd.
                             Intergraph (Deutschland) GmbH
                             Intergraph (Switzerland) A.G.
                             Intergraph GmbH (Osterreich)
                             Intergraph (France) S.A.
                             Intergraph (Sverige) AB
                             Intergraph CAD/CAM (Danmark) A/S
                             Intergraph Norge A/S
                             Intergraph Finland Oy
                             Intergraph Europe (Polska) Sp. z o.o.
                             Intergraph CR spol. s r.o.
                             Intergraph Espana, S.A.
                             Intergraph (Portugal) Sistemas de Computacao
                                     Grafica, S.A.
                             Intergraph (Italia), L.L.C.
                             Intergraph (Hellas) S.A.
                             Intergraph Benelux B.V.
                             Intergraph Benelux B.V. (Belgian Branch)
                             Intergraph Corporation Pty. Ltd.
                             Intergraph Corporation (N.Z.) Limited
                             Intergraph Corporation Taiwan
                             Intergraph Industry Solutions Japan K.K.
                             Intergraph Korea, Ltd
                             Intergraph Hong Kong Limited
                             Intergraph China Limited
                             Intergraph Canada Ltd.
                             Intergraph (Middle East) L.L.C. (Dubai (UAE) registered branch of a Delaware LLC) Intergraph de Mexico, S.A. de C.V. Intergraph Servicios de Venezuela C.A.


                             BY:  /s/ John W. Wilhoite
                                --------------------------------------------
                             Name:  John W. Wilhoite, as attorney in fact

                             BENTLEY:

                             BENTLEY SYSTEMS, INCORPORATED


                             By: /s/ Gregory S. Bentley
                                ------------------------------------------------
                             Name:   Gregory S. Bentley
                             Title:  Chief Executive Officer and President

                             BSI NETHERLANDS:

                             BENTLEY SYSTEMS EUROPE BV


                             By: /s/ Gregory S. Bentley
                                ------------------------------------------------
                             Name:   Gregory S. Bentley
                             Title:  President





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